The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 3, 2020

Preliminary Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated April 15, 2019)	File No. 333-230397

SENMIAO TECHNOLOGY LIMITED

                                   Shares

Common Stock

We are offering                        shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the shares of common stock is $                       per share.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AIHS.” On July 31, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.68 per share. As of July 31, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was $11,690,596 based on 28,889,803 outstanding shares of common stock, of which 17,192,053 shares are held by non-affiliates, and a per share price of $0.68 based on the closing sale price of our common stock as quoted on The Nasdaq Capital Market on July 31, 2020.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the information described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 8 of the accompanying prospectus, and under similar headings in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	In addition to the underwriting discount, we have agreed to issue warrants to purchase shares of common stock to the underwriters and reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting” for additional information regarding total underwriting compensation.

We have granted the underwriters an option to purchase up to an additional               shares of common stock from us at the public offering price, less the underwriting discount, for a period of 45 days from the date of this prospectus supplement to cover overallotments, if any. See “Underwriting” for more information.

The underwriters expect to deliver the shares of common stock against payment on or about August __, 2020, subject to customary closing conditions.

Joint Book-Running Managers

The Benchmark Company	Axiom Capital Management, Inc.

The date of this prospectus supplement is ________________ 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration statement process, we may from time to time offer to sell up to $80,000,000 of common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, units consisting of common stock, preferred stock, warrants and debt securities or any combination of these securities, and/or rights to purchase common stock or preferred stock, in one or more transactions.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering of shares of common stock; and (2) the accompanying base prospectus dated April 15, 2019, included in our registration statement on Form S-3 (File No. 333-230397). If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should read this prospectus supplement, together with the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference”. When we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither us nor The Benchmark Company and Axiom Capital Management, Inc. have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

In this prospectus supplement, “we,” “us,” “our,” “Senmiao,” and the “Company,” refer to Senmiao Technology Limited, a Nevada corporation, unless the context otherwise requires.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus and any related free writing prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-7 and in the accompanying prospectus beginning on page 8, and any related free writing prospectus, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Overview

Senmiao Technology Limited (the “Company,” “we,” “us,” “our” or similar terminology) is a U.S. holding company incorporated in the State of Nevada. We currently facilitate automobile transaction and related services focusing on the ride-hailing industry in People’s Republic of China (the “PRC” or “China”) through our majority owned subsidiary, Hunan Ruixi Financial Leasing Co., Ltd., a PRC limited liability company (“Hunan Ruixi”), its wholly owned subsidiary, Hunan Ruixi Automobile Leasing Co., Ltd. (“Ruixi Leasing”) and variable interest entity (“VIE”), Sichuan Jinkailong Automobile Leasing Co., Ltd. (“Jinkailong”) (the “Automobile Transaction and Related Services”).

We previously operated an online peer-to-peer (“P2P”) lending platform through Sichuan Senmiao Ronglian Technology Co., Ltd., another VIE of our company (“Sichuan Senmiao”), and in connection therewith facilitated loan transactions between Chinese investors and individual and small-to-medium-sized enterprise (“SME”) borrowers (our “Online Lending Services”). Our Online Lending Services were discontinued in October 2019 as we determined that the continued operation of our online lending business was not viable given that the online peer-to-peer lending industry in China had been experiencing a continuous decline in total transaction volume and facing an increasingly tighter regulatory environment.

Since we ceased our Online Lending Services, we have reallocated our resources to focus on our Automobile Transaction and Related Services segment of our business. During the year ended March 31, 2020, we generated revenue of $15.6 million from our Automobile Transaction and Related Services and $0.11 million from our Online Lending Services.

Automobile Transaction and Related Services Business

Our automobile transaction and related services are mainly comprised of (i) facilitation of automobile transaction and financing where we connect the prospective ride-hailing drivers to financial institutions to buy, or get financing on the purchase of, cars to be used to provide ride-hailing services (the “auto financing and transaction facilitation”); (ii) automobile sales where we procure new cars from dealerships and sell them to our customers in the automobile financing facilitation business (the “auto sales”); (iii) automobile leases where we provide car rental services to individual customers for engaging in ride-hailing services or personal use with lease terms no more than twelve months (the “auto leasing”); and (iv) automobile financing where we provide our customers with auto finance solutions through financing leases (the “auto financing”).

Auto Financing and Transaction Facilitation

Leveraging the growing popularity of ride-hailing services in China, we facilitate the auto financing transactions between the ride-hailing drivers and financial institutions. As of the date of this prospectus supplement, over 95% of the ride-hailing drivers we service are affiliated with Didi Chuxing Technology Co., Ltd., a major transportation company operating the largest ride-hailing platform in China (“Didi”). Our services simplify the transaction process for both the Didi drivers and the financial institutions. Specifically, our facilitation services include purchase services and management and guarantee services.

S-2

Our purchase services cover a wide range of services provided to Didi drivers during the process of an automobile financing transaction, including but not limited to (i) credit assessment, (ii) preparation of financing application materials, (iii) assistance with closing of financing transactions, (iv) license and plate registration, (v) payment of taxes and fees, (vi) purchase of insurance, (vii) installment of GPS devices, (viii) ride-hailing driver qualification and (ix) other administrative procedures. Our service fees are based on the sales price of the automobiles and relevant services provided.

Our management and guarantee services are provided to Didi drivers after the delivery of automobiles, covering (i) management services including, without limitation, ride-hailing driver training, assisting with purchase of insurances, insurance claims and after-sale automobile services, handling traffic violations and other consulting services; and (ii) guarantee services for the obligations of Didi drivers under their financing arrangement with financial institutions.

Our auto financing and transaction facilitation services depend on our collaborations with online ride-hailing networks, primarily Didi and a number of financial institutions in China, including commercial banks, financial leasing companies as well as an online peer-to-peer lending platform, which finances the purchase of automobiles by our automobile purchasers through financial leasing agreements or loan agreements.

Auto Transaction Facilitation Services

Through Hunan Ruixi and Jinkailong, we facilitate automobile purchase transactions between dealers, our cooperative third party sales teams and the automobile purchasers, primarily Didi drivers. We provide sales venue and vehicle sourcing for the transactions. We charge third party sales teams and automobile purchasers a facilitation fee based on the type of vehicle and negotiation with each dealer, third party sales team and purchaser, generally no more than $2,000 per automobile from third party sales team and $2,160 from the purchaser.

We also provide a series of services for the purchasers throughout the automobile purchase transaction process, including registration of license plates and permits from the relevant government authorities, insurance facilitation and assistance with applications to financial institutions to finance the purchase. Our service fees are based on the sales price of the automobiles and relevant services provided. Our service fees ranged from approximately $89 to $3,600 per vehicle.

Auto Sales

We are engaged in the sales of automobiles through Hunan Ruixi and Yicheng Financial Leasing Co., Ltd. (“Yicheng”), a PRC limited liability company and wholly owned subsidiary of our company. As we are targeting to sell cars to Didi drivers, Hunan Ruixi and Yicheng procure new cars of model and specification acceptable to Didi. Hunan Ruixi and Yicheng typically sets up periodic procurement plans based on the estimated transaction volume of Hunan Ruixi and Jinkailong and buy in bulk to obtain better pricing. Hunan Ruixi and Yicheng will then mark up the price and sell the cars to the ride-hailing drivers who are typically customers in our auto financing facilitation services. All the new cars Ruixi and Yicheng procured are parked in our warehouses in Chengdu or Changsha City.

Substantially all of the cars are sold through a financing arrangement, under which we will receive a majority of the purchase price (ranging from approximately 58% to 100%) from the financing proceeds and the remainder from monthly installment payments of the Didi drivers.

Auto Leasing

We have generated revenue since March 2019 from operating lease services, where we lease our own automobiles or sublease automobiles from certain online ride-hailing drivers we served before to other individuals, including new online ride-hailing drivers. With the authorization from ride-hailing drivers who exited the online ride-hailing business, we sublease their automobiles to new ride-hailing drivers for a lease term no more than twelve months. Due to intense competition and the COVID-19 pandemic, during the year ended March 31, 2020, approximately 840 online ride-hailing drivers (primarily in Chengdu City) exited the online ride-hailing business. We are authorized to sublease or sell these drivers’ automobiles in order to offset the repayments those drivers owed to us and the financial institutions. We subleased approximately 540 automobiles from these ride-hailing drivers and 19 of our own automobiles with an average monthly rental income of $475 per automobile, resulting in a rental income of $1,303,639 for the year ended March 31, 2020.

S-3

Auto Financing

We began offering auto financing services in March 2019. In our self-operated financing, we act as a lessor and a customer (e.g., a Didi driver) acts as a lessee. We offer to the lessee a selection of automobiles that were purchased by us in advance. The lessee will choose the desirable automobile to be purchased and enter into a financing lease with us. During the term of the financing lease, the lessee will have use rights with respect to the automobile. We will obtain title to the automobile upfront and retain such title during the term of the financing lease, as lessor. At the end of the lease term, the lessee will pay a minimal price and obtain full title to the automobile after the financing lease is repaid in full. In connection with the financing lease, the lessee will enter into a service agreement with us. Pursuant to this service agreement, the lessee will pay us a service fee ranging from approximately $790 to approximately $1,900 for our services, which covers, among others, payment of purchase taxes and insurance, license and plate registration, and training of ride-hailing drivers.

Impacts of Coronavirus (COVID-19)

Beginning in late 2019, an outbreak of a novel strain of coronavirus and related respiratory illness (which we refer to as “COVID-19”) was first identified in China and has since spread rapidly globally. The COVID-19 pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China and globally. In March 2020, the World Health Organization (the “WHO”) declared COVID-19 a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because all of our business operations and our workforce are concentrated in China, our business, results of operations and financial condition have been and will continue to be adversely affected. The extent of the potential going forward impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic (or any recurrences of the pandemic, as have been experienced in China and elsewhere) and the actions taken by government authorities and other entities to contain COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

We temporarily closed our corporate headquarters and other offices to adhere to the lockdown policy in China from January 19 to February 23, 2020, as required by relevant PRC regulatory authorities. A large number of our employees were in mandatory self-quarantine and our entire business operations were restricted during such period. We reopened our offices in both Chengdu and Changsha on February 24, 2020, but only resumed full operations beginning near the end of March 2020.

Due to the lockdown policy and travel restrictions, the demand for ride-hailing services has been materially and adversely impacted in our areas of operation in China, which reduced the demand of our Automobile Transaction and Related Services. As a result, our revenue and income for the three months ended March 31, 2020 has been negatively impacted to a significant extent.

Our ability to collect the monthly installment payments we receive from ride-hailing drivers during February and March 2020 was adversely impacted. As of March 31, 2020, approximately 840 drivers exited the online ride-hailing business and tendered their automobiles to us for sublease or sales, while approximately 380 drivers postponed their monthly installment payments. As a result, we recorded bad debt expenses of $3,406,215. This situation may worsen if the COVID-19 pandemic reoccurs in China. We will continue to closely monitor our collections throughout 2020.

Our daily cash flow has also been adversely impacted as a result of the unsatisfied collection from the online ride-hailing drivers and our potential guarantee expenditure pursuant to the financial leasing agreements or the loan agreements (the “Financing Agreements”) we guaranteed. Our cash flow will continue to be adversely impacted if the online ride-hailing market in China recovers slower than anticipated. This compromised cash flow situation is likely to continue during our first and second quarters of the fiscal year ending March 31, 2021 and may worsen if the COVID-19 pandemic reoccurs.

S-4

We cannot foresee whether the outbreak of COVID-19 will continue to be effectively contained in China, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may continue to be materially and adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth in China, weakened liquidity and financial conditions of our customers or other factors that we may not be able to foresee. Any of these factors and other factors beyond our control could have an adverse effect on our overall business environment, cause uncertainties in the regions in China where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

Recent Development

On July 4, 2020, Hunan Ruixi, Jinkailong and the other shareholders of Jinkailong entered into an agreement (the “JKL Investment Agreement”) with Hongyi Industrial Group Co., Ltd. (“Hongyi”), an affiliate of the largest shareholder of Chengdu Road & Bridge Engineering Co., Ltd., a construction engineering company publicly listed on the A-Share market in China.

Pursuant to the JKL Investment Agreement, Jinkailong agreed to issue and Hongyi agreed to subscribe for a 27.03% equity interest in Jinkailong in consideration of RMB50 million (approximately $7.0 million) (the “Investment”). The Investment will be made in two payments: (i) the first payment of RMB10 million (approximately $1.4 million) is due no later than September 30, 2020 and (ii) the remaining RMB40 million (approximately $5.6 million) is due within 30 days after the record-filing of the Investment has been made with the local PRC government and the other shareholders of Jinkailong having made their respective capital contributions in full in cash, but no later than December 31, 2020. As a result, Hunan Ruixi will be required to pay RMB3.5 million (approximately $0.5 million) to Jinkailong as a capital contribution. Upon the full payment of the consideration, the Investment will be deemed to be closed (the “Closing”).

As a result of the Investment, the original shareholders’ ownership percentage will be proportionally diluted but Hunan Ruixi will continue to control Jinkailong pursuant to the certain shareholders voting agreements (the “Voting Agreement”).

The JKL Investment Agreement sets performance targets for Jinkailong during a three-year performance commitment period following the Closing.

The JKL Investment Agreement also provides Hongyi certain shareholder rights, including, but not limited to, the right to receive any undistributed dividends, a right of first refusal for any equity transfer from the other shareholders of Jinkailong, a tag-along right during the performance commitment period, anti-dilution rights, redemption rights, subscription rights and priority in liquidation or dissolution of Jinkailong. Jinkailong plans to use the proceeds from the Investment to expand its auto business in Chengdu, China. Specifically, Jinkailong plans to purchase more automobiles for its car rental business and open additional retail stores to provide auto financing and transaction facilitation services to ride-hailing drivers in Chengdu.

Corporate Information

Our principal executive offices are located 16F, Shihao Square, Middle Jiannan Blvd, High-Tech Zone, Chengdu, Sichuan, China, our telephone number is +86 28 61554399, and our Internet website address is http://www.senmiaotech.com. The information on our website is not a part of, or incorporated in, this prospectus supplement or the accompanying prospectus.

S-5

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see "Description of Capital Stock" in the accompanying prospectus.

Common stock offered by us	shares.

Offering price of common stock	$ per share.

Common stock outstanding immediately after this offering	shares of common stock (or shares if the underwriters exercise in full its option to purchase additional shares).

Option to purchase additional shares of common stock	We have granted to the underwriters an option, which is exercisable for a period of 45 days from the date of this prospectus supplement, to purchase up to additional shares of common stock from us on the same terms and conditions as set forth herein, solely to cover over-allotments, if any.

Use of proceeds	We intend to use the proceeds for general corporate purposes, including development of our business operating platform and mobile application, new hires, working capital, and general and administrative matters. See “Use of Proceeds”.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 8 of the accompanying prospectus for a discussion of factors you should consider carefully when making an investment decision.

Nasdaq Capital Market Symbol	AIHS

The number of shares of common stock shown above to be outstanding after this offering is based on 28,889,803 shares of common stock outstanding as of July 31, 2020, assumes no exercise by the underwriters of their option to purchase additional shares and no exercise of the underwriter’s warrants and excludes as of such date:

•	1,466,470 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.77 per share, and

•	169,015 shares of our common stock issuable upon settlement of 169,015 restricted stock units granted to directors.

S-6

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended March 31, 2020, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including development of our business operating platform and mobile application, new hires, working capital, and general and administrative matters.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Based on an aggregate of [ ] shares of our common stock are sold at a price of $[ ] per share, for aggregate gross proceeds of approximately $[ ] million, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $[ ] per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding warrants are exercised, there will be further dilution to new investors.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Investors must look solely to the potential for appreciation in the market price of the shares of our common stock to obtain a return on their investment.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

S-7

The exercise of outstanding warrants to acquire shares of our common stock would cause additional dilution, which could cause the price of our common stock to decline.

In the past, we have issued warrants to acquire shares of our common stock. As of July 31, 2020, there were 1,466,470 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.77 per share, and we may issue additional warrants and other types of equity in the future as part of stock-based compensation, capital raising transactions or other strategic transactions. To the extent these warrants are ultimately exercised, existing holders of our common stock would experience dilution which may cause the price of our common stock to decline.

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

To operate our business, we may need to obtain substantial additional funding. There are currently no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

Risks Related to Our Business and Industry

We voluntarily assumed all the outstanding loans due to the investors on our online lending platform for our discontinued Online Lending Services but may not have enough cash to pay for the liabilities.

On October 17, 2019, our Board of Directors approved a plan submitted by management to wind down and discontinue our online P2P lending business. In connection with the plan, we have ceased facilitation of loan transactions on our online lending platform and voluntarily assumed all the outstanding loans due to the investors on the platform since October 17, 2019. As of the date of this prospectus supplement, the aggregate balance of the loans we assumed was approximately $3.7 million.

There is no regulation or law in China which requires the online lending platform to take the responsibility on behalf of the borrowers to pay for investors. Pursuant to the Notice on the Risks of Online Lending Industry issued by the Leading Group Office of Online Lending Risk Response of Sichuan on December 4, 2019, any disputes between investors and a P2P online lending platform, investors and borrowers, and between borrowers and a P2P online lending platform can be resolved through legal actions, such as conciliation, application for arbitration and litigation. In common practice, in order to protect the rights of investors and avoid further conflicts, certain online lending platforms, such as Mintou Financial Service in Shenzhen and Juyouqian in Beijing, have decided to take responsibility to pay the outstanding balance due to investors.

As of March 31, 2020, we have used cash generated from our Automobile Transaction and Related Services and payments collected from borrowers in the aggregate of approximately $1.9 million to repay our platform investors. Based on recent repayments collected from borrowers, we also recognized bad debt expenses of approximately $3.7 million for those receivables. We expect to make 90% of repayment due to investors by December 31, 2021.

However, if we could not generate enough cash flow to pay investors on time in accordance with the plan, we may incur additional commitment liabilities before we fully fulfill the commitment. The amount and timing of the actual allowance for bad debt may change based on collectability of the subject loans during the execution of the plan.

S-8

We face intense competition, which may lead to loss of market share, reduced service fees and revenue, increased expenses, departures of qualified employees, and disputes with competitors.

We face intense competition in the automobile transaction and financing industry. Our competitors may have significantly more resources than we do, including financial, technological, marketing and others and may be able to devote greater resources to the development and promotion of their services. As a result, they may have deeper relationships with automobile dealers, automobile financing partners and other third-party service providers than we do. This could allow them to develop new services, adapt more quickly to changes in technology and to undertake more extensive marketing campaigns, which may render our services less attractive to consumers and cause us to lose market share. Moreover, intense competition in the markets we operate in may reduce our service fees and revenue, increase our operating expenses and capital expenditures, and lead to departures of our qualified employees. We may also be harmed by negative publicity instigated by our competitors, regardless of its validity. We may in the future continue to encounter disputes with our competitors, including lawsuits involving claims asserted under unfair competition laws and defamation which may adversely affect our business and reputation. Failure to compete with current and potential competitors could materially harm our business, financial condition and our results of operations.

Our relationship with Didi, a leading Chinese ride-hailing service platform, third party sales teams and financing partners is crucial to our ability to grow our business, results of operations and financial condition.

Our strategic relationship with Didi, a leading ride-hailing service platform in China, is crucial to our business as most of the cars we provide services to are used as ride-hailing vehicles for Didi. Our cooperative arrangement with Didi is on a non-exclusive basis, and Didi may have cooperative arrangements with our competitors. If our collaboration with Didi was terminated, we may not be able to maintain our existing customers or attract new customers who are and will be Didi drivers, which could materially and adversely affect our business and impede our ability to continue our operations.

We also cooperate with third party sales teams, automobile dealers and financial institutions and others to provide automobile transaction and financing services. Our ability to acquire consumers depends on our own marketing efforts through online advertising and billboard advertising, as well as the network of different third party sales teams. Our ability to attract and maintain customers also depends on whether our financing partners provide timely and sufficient funding to automobile purchase. We intend to strengthen relationships with existing financing partners and develop new relationships for our automobile transaction and financing business. If we are not able to attract or retain cooperative third party sales teams or financing partners as new business partners on acceptable terms, our business growth will be hindered and our results of operations and financial condition will suffer.

Under the terms of the JKL Investment Agreement, we may be required to sell Jinkailong or take it public in the future, and failing that, or if other redemption triggers occur, we may be required to participate in a repurchase of the investor’s interest in Jinkailong.

On July 4, 2020, we entered into the JKL Investment Agreement with Jinkailong’s other shareholders and Hongyi, pursuant to which Hongyi agreed to subscribe a 27.03% equity interest of Jinkailong for a consideration of RMB 50 million (approximately $7 million) with the payments to be made in tranches. The JKL Investment Agreement provides Hongyi certain shareholder rights, including a redemption right which provides that the other shareholders of Jinkailong may be required to purchase Hongyi’s equity interest in Jinkailong in the event that Jinkailong (i) fails to become public through an IPO for a valuation of no less than RMB350 million (approximately $49.5 million) or merge with a public company for a valuation of no less than RMB300 million (approximately $42.5 million) within the six months following the performance commitment period, (ii) fails to achieve an accumulated net profit of RMB24 million (approximately $3.4 million) for the first two years of the performance commitment period or a net profit of RMB20 million (approximately $2.9 million) for the third year of the performance commitment period, or (iii) has any material and adverse change to its core business, including but not limited to being included in the list of dishonest persons and loss of over one third of its online ride-hailing taxi operating licenses, as well as bankruptcy, liquidation or cessation of operations, Hongyi shall have the right to require certain shareholders of Jinkailong (including Hunan Ruixi) to repurchase all of its equity interest in Jinkailong. Based on a repurchase formula provided for in the JKL Investment Agreement, the maximum repurchase amount that Hunan Ruixi would be subject to is RMB28,320,000 (approximately $4.0 million).

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There is no assurance that Jinkailong will be able to become listed or merged with a public company with the stipulated valuation within the timeframe provided in the JKL Investment Agreement, and even if we are forced into such transactions, there is a risk that such merger or going public event might not be in the interests of our shareholders at that time. Moreover, there is a risk if such merger or going public event does not occur, or that the other redemption triggers occur, we may be required to participate in the repurchase Hongyi’s equity interest in the future. We may not have the funds to participate in such redemption at the required time, which would leave us subject to claims of breach of contract by Hongyi or force to us to raise new funding to meet our obligations, which funding might not be available to us on commercially reasonable terms or at all.

Moreover, our ability to dispose of our equity interest in Jinkailong is restricted. Specifically, under the JKL Investment Agreement, we are prohibited from disposing of our equity interest in Jinkailong until six months after the performance commitment period. These limitations could further prevent us from obtain the funding necessary to meet our redemption obligations under the JKL Investment Agreement.

Our business operations have been and may continue to be materially and adversely affected by the outbreak of the coronavirus disease (COVID-19).

An outbreak of respiratory illness caused by COVID-19 emerged in China in late 2019 and has expanded within the rest of China and globally. Our principal operations are located in China. COVID-19 is considered to be highly contagious and poses a serious public health threat. On March 11, 2020, the WHO declared the outbreak of COVID-19 a pandemic, expanding its assessment of the threat beyond the global health emergency it had announced in January 2020. The COVID-19 pandemic has materially and adversely affected the global economy, our markets in China and our business. Restrictions on the movement of people and goods in certain regions may require us to adjust certain of our service processes in the future.   Our offices in Chengdu, Sichuan and Changsha, Hunan were closed from late January 2020 to late February, 2020, as a result of the COVID-19 outbreak. A prolonged outbreak of COVID-19 could result in decrease of client demand for our services, restrictions on our travel to support our clients, and delays in our services. All these factors adversely impacted our results of operations during our fourth fiscal quarter ended March 31, 2020 and may adversely affect our business and results of operations during 2020 and beyond, although we cannot quantify the overall impact at this time.

We cannot foresee whether the outbreak of COVID-19 will continue to be effectively contained in China, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may continue to be materially and adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers and other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions in China where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

We do not have written agreements in place with certain financing partners and adverse change in our relationship with such financing partners may materially and adversely impact our business and results of operations.

We rely on a limited number of financing partners to fund automobile transactions for automobile purchasers. However, we do not have written agreements in place with these financing partners obligating them to provide financing. For example, one of our top financing partners has been funding the automobile purchases by purchasers referred by us through an agreement with a related party of Jinkailong. Because such financing partners are not contractually bound by any specific commitment to provide financing, they may determine not to collaborate with us or limit the funding that is available for financing transactions we facilitate, which will materially and adversely affect our business, financial condition and results of operations.

Our customers’ failure to fully comply with PRC taxi-related laws may expose us to potential penalties and negatively affect our operations.

According to the guidelines issued by the Municipal Communications Commission of Chengdu in November 2016, online reservation taxi operating license, automobile certificate and online reservation taxi driver’s license are required to operate the online ride-hailing business. Approximately 5% of the automobiles used for online ride-hailing that are affiliated with us do not have the automobile certificates and approximately 68% of our ride-hailing drivers have not obtained the online reservation taxi driver’s licenses as of March 31, 2020. We are in the process of assisting the drivers to obtain the required certificate and license. However, there is no guarantee that all of the drivers affiliated without us would be able to obtain all the certificate and license. Our ability and method to provide the automobile transaction related services might be affected or restricted if our affiliated drivers or automobiles do not possess the requisite license. Our business and results of operations will be materially affected if our affiliated drivers are suspended from providing ride-hailing services or imposed substantial fines.

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We advance payments for over 90% of the automobile purchases for our customers and we can provide no assurances that our current financial resources will be adequate to support this operation.

We prepay all the purchase price and expenses on behalf of the automobile purchasers when we provide purchase services and collect all the advance payment and relevant services fees from the proceeds disbursed by the financial institutions upon the closing of the financing and/or when the monthly installment payment made by automobile purchasers during the lease term. As of March 31, 2020, we had advanced payments of approximately RMB12.3 million (approximately $1.7 million) for the automobile purchases. We funded those advance payments by proceeds of our initial public offering, the June 2019 Offering, loans from financial institutions and capital contributions from shareholders.

Our liquidity may be negatively impacted as a result of the increases in advance payments for automobile purchases in addition to general economic and industry factors. We anticipate that, to the extent that we require additional liquidity, it will be funded through the incurrence of other indebtedness, additional equity financings or a combination of these potential sources of liquidity. If we raise additional funds by issuing equity securities or convertible debt, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. The covenants under future credit facilities may limit our ability to obtain additional debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. Any failure to raise capital in the future could have a negative impact on our financial condition and our ability to pursue our business strategies.

Our failure to raise additional capital and in sufficient amounts may significantly impact our ability to maintain and expand our business.

Prior consent from financial institutions which provided financing to our online ride-hailing driver customers for the purchase of automobiles has not been obtained for us to sublease or sell the drivers’ automobiles.

Due to the intense competition and the COVID-19 pandemic, during the year ended March 31, 2020, certain ride-hailing drivers (primarily in Chengdu, our principal area of operations in China) exited the online ride-hailing business and tendered their purchased automobile to us for sublease or sales in order to offset monthly payment owed to us and the financial institutions. Their Financing Agreements with the financial institutions are still valid and in effect. Pursuant to the Financing Agreements, the right of the automobile collateral to the financial institution belongs to the financial institution and without their consent, we may not dispose of, use, or take possession of those automobiles. To prevent the default in payments to the financial institutions and us, the drivers authorized us orally or in writing to sublease or sell the automobiles to other parties, and use the cash generated from the sublease or sales to cover the monthly installment payments to the financial institution and the monthly installment service fees as well as the automobile registration related fees that we previously advanced during the remaining original lease terms to us. As prior consent from the financial institutions have not been obtained, the financial institutions may require us to stop sublease and return the automobiles immediately. We may also be required to pay penalties to the financial institutions. Although we have not received any demand from any financial institution to stop the sublease practice, there is no assurance that future demand to stop such practice may not come along; if so, we may experience economic loss and reputation damage as a result.

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Jinkailong uses the bank accounts of its related parties for daily operations and inability to use such accounts may have an adverse impact on our operations.

Jinkailong has been using the bank accounts of its shareholder or companies owned by its shareholders (other than us) to receive and remit payments during its daily operations. Jinkailong has authorization from these related parties to use the bank accounts and has designated its own accounting staff to manage such accounts. However, if owners of the bank accounts revoke their authorization, prohibit or limit Jinkailong’s access to the bank accounts, we may not receive payments timely or at all from financial institutions or the automobile purchasers, which may adversely affect our operations. Jinkailong may lose all or part of the funds in the accounts in the event that such accounts are subject to creditor’s claims and frozen or closed by court order.

We may need additional capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on terms acceptable to us, or at all.

We have been financing our Automobile Transaction and Related Services through borrowing from third parties and related parties and proceeds from our IPO and follow-on public offering. As we intend to continue to make investments to support the growth of our automobile business, we may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including developing new solutions and services, increasing the amount of financing transactions we facilitate, further enhance our risk management capabilities, increasing our sales and marketing expenditures to improve brand awareness and engage automobile purchasers through expanded online channels, enhancing our operating infrastructure and acquiring complementary businesses and technologies. We plan to expand our Automobile Transaction and Related Services, and we may need to make additional capital contribution as a result. Accordingly, we may need to engage in equity or debt financings to secure additional funds. However, additional funds may not be available when we need them, on terms that are acceptable to us, or at all. Repayment of the debts may divert a substantial portion of cash flow to repay principal and service interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and we may suffer default and foreclosure on our assets if our operating cash flow is insufficient to service debt obligations, which could in turn result in acceleration of obligations to repay the indebtedness and limit our sources of financing.

Volatility in the credit markets may also have an adverse effect on our ability to obtain debt financing. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, financial condition, results of operations and prospects could be adversely affected.

Our automobile financing facilitation services may subject us to regulatory and reputational risks, each of which may have a material adverse effect on our business, results of operations and financial condition.

We provide automobile financing facilitation services to finance consumers’ car purchases. The PRC laws and regulations concerning financial services are evolving and the PRC government authorities may promulgate new laws and regulations in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations either now or in the future. The financing products of our financial partners referred by us may be deemed to exceed the stipulated cap on the financing amount relative to the car purchase price, in which case we may be required to make adjustments to our cooperation arrangements or cease to cooperate with these financing partners. If we are required to make adjustments to our automobile financing facilitation referral business model or withdraw, discontinue or change some of our automobile financing facilitation referral services, our business, financial condition and results of operations would be materially and adversely affected. In addition, if the financing products referred by us and our cooperation with financing partners were to be deemed as in violation of applicable PRC laws or regulations, our reputation would suffer.

Moreover, developments in the financial service industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies, which may limit or restrict consumer financing or related facilitation services like those we offer. We may, from time to time, be required to adjust our arrangement with third-party financing partners, which could materially and adversely affect our business, results of operations and financial condition. Furthermore, we cannot rule out the possibility that the PRC government will institute a new licensing regime covering services we provide in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

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We are exposed to credit risk in our auto financing facilitation and auto financing businesses. Our current risk management system may not be able to accurately assess and mitigate all risks to which we are exposed, including credit risk.

We are exposed to credit risk as we provide automobile financing facilitation to automobile purchasers and are required to provide guarantees to most of our financing partners on the financing for automobile purchases facilitated by us. As of March 31, 2020, the maximum contingent liabilities we would be exposed to was approximately $18.6 million, assuming all the automobile purchasers were in default, and for the year ended March 31, 2020, we recognized estimated provisions loss of approximately $225,000 for the guarantee services as a result of default by the automobile purchasers. Customers may default on their lease/loan payments for a number of reasons including those outside of their or our control. The credit risk may be exacerbated in automobile financing due to the relatively limited credit history and other available information of many consumers in China.

If we are unable to repossess the car collateral for delinquent financing payments of the automobile purchasers referred by us or do so in a cost-effective manner or if our ability to collect delinquent financing payments is impaired, our business and results of operations would be materially and adversely affected. We may also be subject to risks relating to third-party debt collection service providers who we engage for the recovery and collection of loans.

Under most of the Financing agreements between the automobile purchasers and third-party financing partners, we guarantee the lease/loan payments including principal and the accrued and unpaid interest for the automobile purchase funded by these financing partners. Therefore, failure to collect lease/loan payments or to repossess the collateral may have a material adverse effect on our business operations and financial positions. Although the lease/loan payments are secured by the cars, we may not be able to repossess the car collateral when our customers default. Our measures to track the cars include installing GPS trackers on cars. We cannot assure you that we will be able to successfully locate and recover the car collateral. We have in the past failed to repossess one car as the GPS trackers failed to function properly or had been disabled, and we cannot assure you that this incident will not happen again the future. We also cannot assure you that there will not be regulatory changes that prohibit the installation of GPS trackers, or the realized value of the repossessed cars will be sufficient to cover our customers' payment obligations. If we cannot repossess some of these cars or the residual values of the repossessed cars are lower than we expected and not sufficient to cover the automobile purchaser' payment obligation, our business, results of operations and financial condition may be materially and adversely affected.

Moreover, the current regulatory regime for debt collection in the PRC remains unclear. We aim to ensure our collection efforts carried out by our asset management department comply with the relevant laws and regulations in the PRC. However, if our collection methods are viewed by the automobile purchasers or regulatory authorities as harassments, threats or other illegal means, we may be subject to risks relating to our collection practice, including lawsuits initiated by the borrowers or prohibition from using certain collection methods by the regulatory authorities. Any perception that our collection practices are aggressive and not compliant with the relevant laws and regulations in the PRC may result in harm to our reputation and business, decrease in the willingness of prospective customers to apply for and utilize our service, or fines and penalties imposed by the relevant regulatory authorities, any of which may have a material adverse effect on our business, financial condition and results of operations.

We may not be able to enforce our rights against our automobile purchaser clients.

We offer automobile purchasers desiring to enter the ride-hailing business in our areas of operation in China various value-added services associated with purchasing a car with financing. Such services include, among others, credit assessment, preparation of financing application materials, assistance with closing of financing transactions, license and plate registration, payment of taxes and fees, purchase of insurance, installment of GPS devices, ride-hailing driver qualification and other administrative procedures. We charge automobile purchaser fees for such services, but we do not enter into agreements with such automobile purchaser regarding the provision and payment of the purchase services. In the event a legal dispute arises between the purchaser and us, we may not be able to enforce our rights against the purchaser, which may materially and adversely affect our business, results of operation and financial condition.

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We are required to obtain certain licenses and permits in China for our business operations, and we may not be able to obtain or maintain such licenses or permits.

We may be deemed to operate financing guarantee business by the PRC regulatory authorities. Under certain arrangements in our services, we provide guarantees to our customers who apply for financing with certain of our financing partners. In August, 2017, the PRC State Council promulgated the Regulations on the Administration of Financing Guarantee Companies (the “Financing Guarantee Rules”), which became effective on October 1, 2017. Pursuant to the Financing Guarantee Rules, “financing guarantee” refers to the activities in which guarantors provide guarantee to the guaranteed parties as to loans, bonds or other types of debt financing, and “financing guarantee companies” refer to companies legally established and operating financing guarantee business. According to the Financing Guarantee Rules, the establishment of financing guarantee companies are subject to the approval by the relevant governmental authority, and unless otherwise stipulated, no entity may operate financing guarantee business without such approval.

We do not believe that the Financing Guarantee Rules apply to our car financing facilitation business as we provide guarantees to our financing partners in connection with the financing of the purchase of automobiles and such guarantees are not provided independently as our principal business. However, due to the lack of further interpretations, the exact definition and scope of “operating financing guarantee business” under the Financing Guarantee Rules is unclear. It is uncertain whether we would be deemed to operate financing guarantee business in violation of relevant PRC laws or regulations because of our current arrangements with certain financial institutions. If the relevant regulatory authorities determine that we are operating financing guarantee business, we may be required to obtain approval or license for financing guarantee business to continue our collaboration arrangement with certain financial institutions.

In addition, based on our current business model, we prepay the purchase price of automobiles and all service related expenses and collect the advance payment (without any interest) through monthly installment payments from the automobile purchaser.

Pursuant to Provisions on Several Questions Concerning the Application of Law in the Trial of Private Lending Cases released by the Supreme People's Court in June 2015, private lending refers to the act of financing between natural persons, legal persons and other organizations and among them. According to the Approval on How to Confirm the Effectiveness of Lending Behavior between Citizens and Enterprises issued by the PRC Supreme People’s Court in 1999, the private lending refers to the lending between citizens and non-financial enterprises (hereinafter referred to as enterprises). As long as all parties' declaration of intention is true, it can be recognized as valid (the “Private Lending Rules”).

We do not believe that the Private Lending Rules apply to our automobile purchase services business as we need to pay in advance to different suppliers to complete our services such as preparation of financing application materials, assistance with closing of financing transactions, license and plate registration, payment of taxes and fees, purchase of insurance, installment of GPS devices, ride-hailing driver qualification and other administrative procedures. We have no intention to lend money to and gain interest from automobile purchasers. We collect payments in a period longer than 12 months based on current product designs.

However, it is uncertain whether we would be deemed to operate private lending business in violation of relevant PRC laws or regulations because we prepay on behalf of automobile purchasers and collect payments over a period of more than 12 months. If the relevant regulatory authorities determine that we are operating private lending business, we may be penalized for engaging in businesses out of the scope of our business license. Pursuant to the Regulations on the Registration of Enterprise Legal Persons, we may be given warnings, fined, confiscated of illegal income, required to suspension and rectification, or our business license might be withheld and revoked by relevant regulatory authorities.

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Consequently, we may be required to obtain approval or license for financing business to continue our current collection method of payments. If we are no longer able to maintain our current collection method of payments, or become subject to penalties, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Our failure to sell cars that we purchased from dealers may have a material and adverse effect on our business, financial condition and results of operations.

In January 2019, we started to purchase automobiles from automotive dealers for sales. We primarily purchase automobile models that are reliable, affordable and based on the preference of Didi, feedback from and market analysis as to perception and demand for such models, and that will appeal to car buyers in lower-tier cities. We price automobiles based on our automotive transaction data associated with providing automotive transaction services. We have limited experience in the purchase of automobiles for sale to purchasers, and there is no assurance that we will be able to do so effectively. Demand for the type of automobiles that we purchase can change significantly between the time the automobiles are purchased and the date of sale. Demand may be affected by new automobile launches, changes in the pricing of such automobiles, defects, changes in consumer preference and other factors, and dealers may not purchase them in the quantities that we expect. We may also need to adopt more aggressive pricing strategies for these cars than originally anticipated. We also face inventory risk in connection with the automobiles purchased, including the risk of inventory obsolescence, a decline in values, and significant inventory write-downs or write-offs. If we were to adopt more aggressive pricing strategies, our profit margin may be negatively affected as well. We may also face increasing costs associated with the storage of these automobiles. Any of the above may materially and adversely affect our financial condition and results of operations.

We assist automobile purchasers in obtaining financing from financing institutions, which may constitute provision of intermediary service, and our agreements with these financial institutions may be deemed as intermediation contracts under the PRC Contract Law.

We assist automobile purchasers in obtaining financing from financing institutions, which may constitute an intermediary service, and such services may be deemed as intermediation contracts under the PRC Contract Law. Under the PRC Contract Law, an intermediary may not claim for service fee and is liable for damages if it conceals any material fact intentionally or provides false information in connection with the conclusion of an intermediation contract, which results in harm to the client’s interests. Therefore, if we fail to provide material information to financial institutions, or if we fail to identify false information received from automobile purchasers or others and in turn provide such information to financial institutions, and in either case if we are also found to be at fault, due to failure or deemed failure to exercise proper care, such as to conduct adequate information verification or employee supervision, we could be held liable for damage caused to financial institutions as an intermediary pursuant to the PRC Contract Law. In addition, if we fail to complete our obligations under the agreements entered into with financial institutions, we could also be held liable for damages caused to financial institutions pursuant to the PRC Contract Law.

If data provided by automobile purchasers and other third-party sources or collected by us are inaccurate, incomplete or fraudulent, the accuracy of our credit assessment could be compromised, customer trust in us could decline, and our business, financial position and results of operations would be harmed.

China’s credit infrastructure is still at an early stage of development. The Credit Reference Center established by the PBOC in 2002 has been the only credit reporting system in China. This centrally managed nationwide credit database operated by the Credit Reference Center only records limited credit information, such as tax payments, civil lawsuits, foreclosures and bankruptcies. Moreover, this credit database is only accessible to banks and a limited number of market players authorized by the Credit Reference Center and does not support sophisticated credit scoring and assessment. In 2015, the PBOC announced that it would open the credit reporting market to private sectors with a view to spurring competition and innovation, but it may be a long-term process to establish a widely-applicable, reliable and sophisticated credit infrastructure in the market we operate.

For the purpose of credit assessment, we obtain credit information from prospective automobile buyers, and with their authorization, obtain credit data from external parties to assess applicants’ creditworthiness. We may not be able to source credit data from such external parties at a reasonable cost or at all. Such credit data may have limitations in measuring prospective automobile purchasers’ creditworthiness. If there is an adverse change in the economic condition, credit data provided by external parties may no longer be a reliable reference to assess an applicant’s creditworthiness, which may compromise our risk management capabilities. As a result, our assessment of an automobile purchaser’s credit profile may not reflect that particular car buyer’s actual creditworthiness because assessment may be based on outdated, incomplete or inaccurate information.

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To the extent that automobile purchasers provide inaccurate or fraudulent information to us, or the data provided by third-party sources is outdated, inaccurate or incomplete, our credit evaluation may not accurately reflect the associated credit risks of automobile purchasers. Among other things, we rely on data from external sources, such as the personal credit report from PBOC. These checks may fail and fraud may occur as we may fail to discover or reveal fake documents or identities used by fraudulent automobile purchasers. Additionally, once we have obtained an automobile purchaser's information, the automobile purchaser may subsequently (i) become delinquent in the payment of an outstanding obligation; (ii) default on a pre-existing debt obligation; (iii) take on additional debt; or (iv) experience other adverse financial events, making the information we previously obtained inaccurate. We also collect car collateral location data by installing GPS trackers for lease/loan payment monitoring purposes. The location data we collected may not be accurate. As a result, our ability to repossess the car collateral could be severely impaired. If we are unable to collect the lease/loan payments we facilitated or repossess the car collateral due to inaccurate or fraudulent information, our results of operations and profitability would be harmed.

We may be subject to product liability claims if people or property are harmed by vehicles purchased through us.

Vehicles purchased through us may be defectively designed or manufactured. As a result, we may be exposed to product liability claims relating to personal injury or property damage. Third parties subject to such injury or damage may bring claims or legal proceedings against us because we facilitate the financing/purchase of the product. Although we would have legal recourse against the automobile manufacturers or dealers under PRC law, attempting to enforce our rights against the automobile manufacturers or dealers may be expensive, time-consuming and ultimately futile. In addition, we do not currently maintain any third-party liability insurance or product liability insurance in relation to vehicles purchased through us. As a result, any material product liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

If the ride-hailing drivers engage in, or are subject to, criminal, violent, inappropriate, or dangerous activity that results in major safety incidents, our ability to attract and retain new customers may be harmed, which could have an adverse impact on our reputation, business, financial condition, and operating results.

We are not able to control or predict the actions of the ride-hailing drivers and third parties, either during the process of providing services or otherwise. Such actions may result in injuries, property damage, or loss of life for passengers and third parties, or business interruption, brand and reputational damage, or significant liabilities for us. Our screen and evaluation of the drivers may not expose all potentially relevant information and may fail to disclose information that could be relevant to a determination of eligibility. In addition, we do not independently test drivers’ driving skills.

If the ride-hailing drivers engage in criminal activity, misconduct, or inappropriate conduct, and we may receive negative press coverage as a result of our business relationship with such drivers, which would adversely impact our brands, reputation, and business. There have been numerous incidents and allegations of Didi drivers sexually assaulting, abusing, and kidnapping consumers, or otherwise engaging in criminal activity. If other criminal, inappropriate, or other negative incidents occur due to the conduct of ride-hailing drivers or third parties, our ability to attract customers may be harmed, and our business and financial results could be adversely affected.

Further, we may be subject to claims of significant liability based on traffic accidents, deaths, injuries, or other incidents that are caused by ride-hailing drivers, consumers, or third parties. Our auto liability and general liability insurance policies may not cover all potential claims to which we are exposed, and may not be adequate to indemnify us for all liabilities. These incidents may subject us to liability and negative publicity, which would increase our operating costs and adversely affect our business, operating results, and future prospects. Even if these claims do not result in liability, we will incur significant costs in investigating and defending against them.

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Government policies on automobile purchases and ownership may materially affect our results of operations.

Government policies on automobile purchases and ownership may have a material effect on our business due to their influence on consumer behaviors. Since 2009, the PRC government has changed the purchase tax on automobiles with 1.6 liter or smaller engines several times. In addition, in August 2014, several PRC governmental authorities jointly announced that from September 2014 to December 2017, purchases of new energy automobiles designated on certain catalogs will be exempted from the purchase taxes. In April 2015, several PRC governmental authorities also jointly announced that from 2016 to 2020, purchasers of new energy automobiles designated on certain catalogs will enjoy subsidies. In December 2016, relevant PRC governmental authorities further adjusted the subsidy policy for new energy automobiles. On March 26, 2019, the PRC governmental authorities updated government subsidy policy for new energy automobiles which raises the threshold for the subsidy and reduces the amount of subsidies. On April 23, 2020, relevant PRC governmental authorities issue a notice, amongst others, that the subsidy policy for new energy automobiles will be extended to the end of 2022, while the amount of subsidies will be reduced year by year. We cannot predict whether government subsidies will remain in the future or whether similar incentives will be introduced, and if they are, their impact on automobile retail transactions in China. It is possible that automobile retail transactions may decline significantly upon expiration of the existing government subsidies if consumers have become used to such incentives and delay purchase decisions in the absence of new incentives. If automobile retail transactions indeed decline, our revenues may fluctuate and our results of operations may be materially and adversely affected.

Some local governmental authorities also issued regulations and relevant implementation rules in order to control urban traffic and the number of automobiles within particular urban areas. For example, local Beijing governmental authorities adopted regulations and relevant implementing rules in December 2010 to limit the total number of license plates issued to new automobile purchases in Beijing each year. Local Guangzhou governmental authorities also announced similar regulations, which came into effect in July 2013. There are similar policies that restrict the issuance of new automobile license plates in Shanghai, Tianjin, Hangzhou, Guiyang and Shenzhen. In September 2013, the State Council released a plan for the prevention and remediation of air pollution, which requires large cities, such as Beijing, Shanghai and Guangzhou, to further restrict the number of motor vehicles. In March 2018, the Beijing government issued an additional regulation to limit the total number of vehicles in Beijing to no more than 6.1 million, 6.2 million and 6.3 million by the end of 2018, 2019 and 2020, respectively. We cannot assure you that similar measures will not be adopted in Sichuan and Hunan Provinces. Such regulatory developments, as well as other uncertainties, may adversely affect the growth prospects of China’s automobile industry, which in turn may have a material adverse impact on our business.

The ride-hailing service market is still in a relatively early stage of growth with intense competition in metropolitan cities in China and if such market does not continue to grow, grow more slowly than we expect or fail to grow as large as we expect, our business, financial condition and results of operations could be adversely affected.

According to the Chinese Academy of Industry Economy Research Institute, the ride-hailing service market in China has grown rapidly since 2015. However, it is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all. Our success will depend to a substantial extent on the willingness of people to widely-adopt ride-hailing. If the public does not perceive ridesharing as beneficial, or chooses not to adopt it as a result of concerns regarding safety, affordability or for other reasons, whether as a result of incidents on the ride-hailing service platform or otherwise, then the ride-hailing service market may not further develop, or may develop more slowly than we expect or may not achieve the growth potential we expect, any of which could adversely affect our business, financial condition and results of operations.

Our business is subject to risks related to China's automobile leasing and financing industry, including industry-wide and macroeconomic risks.

We operate in China’s automobile leasing and financing industry. We cannot assure you that this market will continue to grow rapidly in the future. Further, the growth of China’s automobile leasing and financing industry could be affected by many factors, including:

•	general economic conditions in China and around the world;

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•	the growth of disposable household income and the availability and cost of credit available to finance car purchases;
•	the growth of China's automobile industry;
•	taxes and other incentives or disincentives related to car purchases and ownership;
•	environmental concerns and measures taken to address these concerns;
•	the cost of energy, including gasoline prices, and the cost of car license plates in various cities with license plate lottery or auction systems in China;
•	the improvement of the highway system and availability of parking facilities;
•	other government policies relating to automobile leasing and financing in China;
•	fluctuations in the sales and price of new and used cars;
•	consumer acceptance of financing car purchases;
•	changes in demographics and preferences of car purchasers;
•	ride sharing, transportation networks, and other fundamental changes in transportation pattern; and
•	other industry-wide issues, including supply and demand for cars and supply chain challenges.

Any adverse change to these factors could reduce demand for used cars and hence demand for our services, and our results of operations and financial condition could be materially and adversely affected.

Fraudulent activity in our Automobile Transaction and Related Services could negatively impact our operating results, brand and reputation and cause the use of our loan products and services to decrease.

We are subject to the risk of fraudulent activity associated with users and third parties handling user information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. Significant increases in fraudulent activity could negatively impact our brands and reputation, reduce the automobile transactions facilitated through us and lead us to take additional steps to reduce fraud risk, which could increase our costs. High profile fraudulent activity could even lead to regulatory intervention, and may divert our management's attention and cause us to incur additional expenses and costs. Although we have not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot rule out the possibility that any of the foregoing may occur causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be adversely affected. We have incurred net losses and may continue to incur net losses in the future.

We have incurred net losses and may continue to incur net losses in the future.

We had net losses of $9,935,802 and $4,542,525 in the years ended March 31, 2020 and 2019, respectively, and may continue to incur losses in the future. We anticipate that our operating expenses will increase in the foreseeable future as we seek to continue to grow our business, attract more customers and further enhance and develop our Automobile Transaction and Related Services. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. Our net revenue growth may slow, our net income margins may decline or we may incur additional net losses in the future and may not be able to achieve and maintain profitability on a quarterly or annual basis. In addition, our net revenue growth rate will likely decline as our net revenue grows to higher levels.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

In the fiscal years ended March 31, 2020 and 2019, our principal sources of liquidity were proceeds from our IPO, the June 2019 Offering, capital contribution from our stockholders and borrowings from financial institutions. As of March 31, 2020, we had cash and cash equivalents of $844,027, compared with cash and cash equivalents of approximately $5,020,510 as of March 31, 2019. With the proceeds from our June 2019 Offering and anticipated cash flows from operating activities, we have been able to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business to the date of the Report. If we fail to do so due to unexpected situations, we anticipate to receive loans from our stockholders to fund our operations. However, we cannot assure you this will be the case. We may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

S-18

Fluctuations in interest rates could negatively affect our results of operations.

We charge service fees to automobile purchasers for facilitating financing transactions. If prevailing market interest rates increase, automobile purchasers would be less likely to finance automobile purchases with credit or we may need to reduce our service fees to mitigate the impact of increased interest rates. If we do not sufficiently lower our service fees and keep our fees competitive in such instances, automobile purchasers may decide not to utilize our services because of our less competitive service fees and may take advantage of lower service fees offered by other companies, and our ability to attract prospective automobile purchasers as well as our competitive position may be severely undermined. On the other hand, if prevailing market interest rates decline, the operating margins of financial institutions may decrease, which may make the financial institutions less likely to finance automobile purchases. Under either circumstance, our financial condition and profitability could also be materially and adversely affected.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly results of operations, including the levels of our net revenues, expenses, net (loss)/income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any one quarter are not necessarily an indication of future performance. Fluctuations in quarterly results may adversely affect the price of our common stock. Factors that may cause fluctuations in our quarterly financial results include:

•	our ability to attract new customers and maintain relationships with existing customers;

•	our ability to maintain existing relationship with existing financing partners and establish new relationships with additional financial partners for our Automobile Transaction and Related Services;

•	the amount of automobile financing transactions we facilitate;

•	overdue ratios of automobile financing transactions/loans we facilitate;

•	financial institutions’ willingness and ability to fund financing transactions through us on reasonable terms;

•	changes in our services and introduction of new products and services;

•	the amount and timing of operating expenses related to acquiring customers and the maintenance and expansion of our business, operations and infrastructure;

•	our ability to manage transaction volume growth during the period;

•	the timing of expenses related to the development or acquisition of technologies or businesses;

•	network outages or security breaches;

•	general economic, industry and market conditions;

•	our emphasis on customer experience instead of near-term growth; and

•	the timing of expenses related to the development or acquisition of technologies or businesses.

If we fail to promote and maintain our brands in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brands effectively is critical to attracting new and retaining existing customers. Successful promotion of our brands and our ability to attract customers depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our efforts to build our brands have caused us to incur expenses, and it is likely that our future marketing efforts will require us to incur additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brands while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

S-19

Any harm to our brands or reputation or any damage to the reputation of our business partners or other third parties, or the automobile financing or ride-hailing industries in China may materially and adversely affect our business and results of operations.

Maintaining and enhancing the recognition and reputation of our brands is critical to our business and competitiveness. Factors that are vital to this objective include but are not limited to our ability to:

•	maintain and develop relationships with dealers, ride-hailing platforms and financial institutions;

•	provide prospective and existing customers with superior experiences;

•	enhance and improve our credit assessment and decision-making models;

•	effectively manage and resolve any user complaints of financial institutions or customers; and

•	effectively protect personal information and privacy of customers.

Any malicious or innocent negative allegation made by the media or other parties about the foregoing or other aspects of our company, including but not limited to our management, business, compliance with law, financial conditions or prospects, whether with merit or not, could severely hurt our reputation and harm our business and operating results. As the markets for China's automobile financing and ride-hailing are new and the regulatory framework for these market is also evolving, negative publicity about these markets may arise from time to time. Negative publicity about China’s automobile financing and ride-hailing industries in general may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities.

In addition, certain factors that may adversely affect our reputation are beyond our control. Negative publicity about our partners, outsourced service providers or other counterparties, such as negative publicity about any failure by them to adequately protect the information of users, to comply with applicable laws and regulations or to otherwise meet required quality and service standards could harm our reputation. Furthermore, any negative development in any of the automobile financing or ride-hailing industries, such as bankruptcies or failures of other companies in any of this these, and especially a large number of such bankruptcies or failures, or negative perception of any of the industries as a whole, could compromise our image, undermine the trust and credibility we have established and impose a negative impact on our ability to attract new clients. Negative developments in these industries, such as widespread automobile purchaser/borrower defaults, unethical or illegal activities by industry players and/or the closure of companies providing similar services, may also lead to tightened regulatory scrutiny of these sectors and limit the scope of permissible business activities that may be conducted by us. If any of the foregoing takes place, our business and results of operations could be materially and adversely affected.

S-20

Our reputation may be harmed if information supplied by customers is inaccurate, misleading or incomplete.

Our customers supply a variety of information that is in the applications to financing partners. We do not verify all the information we receive from our customers, and such information may be inaccurate or incomplete. If financing partners provide funding to the automobile purchasers based on information supplied by automobile purchasers that is inaccurate, misleading or incomplete, those financing partners may not receive their expected returns and our reputation may be harmed. Moreover, inaccurate, misleading or incomplete customer information could also potentially subject us to liability as an intermediary under the PRC Contract Law.

Our operations depend on the performance of the internet infrastructure and fixed telecommunications networks in China.

Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the MIIT. We primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity through local telecommunications lines and internet data centers to host our servers. We have limited access to alternative networks or services in the event of disruptions, failures or other problems with China's internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the requirements of our operations. We cannot assure you that the internet infrastructure and the fixed telecommunications networks in China will be able to support the demands associated with the continued growth in internet usage.

In addition, we have no control over the costs of the services provided by telecommunication service providers. If the prices we pay for telecommunications and internet services rise significantly, our results of operations may be adversely affected. Furthermore, if internet access fees or other charges to internet users increase, our user traffic may decline and our business may be harmed.

Any significant disruption in our IT systems, including events beyond our control, could prevent us from offering our solutions and services or reduce their attractiveness and result in a loss of car buyers or leases and financial institutions.

In the event of a system outage, malfunction or data loss, our ability to provide services would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, user service, reputation and our ability to attract new and retain existing car buyers and financial institutions. Our IT systems infrastructure is currently deployed, and our data is currently maintained through a customized cloud computing system. Our servers are housed at third-party data centers, and our operations depend on the service providers’ ability to protect our systems in their facilities as well as their own systems against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm our systems, criminal acts and similar events, many of which may be beyond our control. Our mobile application is also provided through third-party app stores and any disruptions to the services of these app stores may negatively affect the delivery of our mobile application to users. Moreover, if our arrangement with these service providers are terminated or if there is a lapse of service or damage to their facilities or if the services are no longer cost-effective to us, we could experience interruptions in our solutions and service as well as delays and additional expense in arranging new automotive financing solutions for car buyers and to serve our other transaction participants. Our ability to exchange information with financial institutions and obtain credit data from third parties could also be interrupted.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with car buyers and financial institutions and our reputation. We may not have sufficient capacity to recover all data and services lost in the event of an outage. These factors could prevent us from processing credit applications and other business operations, damage our brands and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause car buyers and financial institutions to abandon our solutions and services, any of which could adversely affect our business, financial condition and results of operations.

S-21

Misconduct, errors and failure to function by our employees and third-party service providers could harm our business and reputation.

We are exposed to many types of operational risks, including the risk of misconduct and errors by our employees and third-party service providers. Our business depends on our employees and third-party service providers to interact with potential customers, process large numbers of transactions and support the loan/lease payment collection process, all of which involve the use and disclosure of personal information. We could be materially adversely affected if transactions were redirected, misappropriated or otherwise improperly executed, if personal information was disclosed to unintended recipients or if an operational breakdown or failure in the processing of transactions occurred, whether as a result of human error, purposeful sabotage or fraudulent manipulation of our operations or systems. In addition, the manner in which we store and use certain personal information and interact with our customers is governed by various PRC laws. It is not always possible to identify and deter misconduct or errors by employees or third-party service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our employees or third-party service providers take, convert or misuse funds, documents or data or fail to follow protocol when interacting with customers, we could be liable for damages and subject to regulatory actions and penalties. We could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability. Aggressive practices or misconduct by any of our third-party service providers in the course of collecting loans could damage our reputation.

Furthermore, as we rely on certain third-party service providers, such as third-party payment platforms and custody and settlement service providers, to conduct our business, if these third-party service providers failed to function properly, we cannot assure you that we would be able to find an alternative in a timely and cost-efficient manner or at all. Any of these occurrences could result in our diminished ability to operate our business, potential liability to borrowers and investors, inability to attract borrowers and investors, reputational damage, regulatory intervention and financial harm, which could negatively impact our business, financial condition and results of operations.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in China or worldwide, including the general interest rate environment and unemployment rates, may affect automobile purchasers’ willingness to seek financing and financing partners’ ability and desire to provide financing. Economic conditions in China are sensitive to global economic conditions. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges, including the escalation of the European sovereign debt crisis from 2011 and the slowdown of China's economic growth since 2012 which may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world's leading economies, including the United States and China. In particular, general economic factors and conditions in China or worldwide, including the general interest rate environment and unemployment rates, may affect consumers’ demand for cars, car buyers’ willingness to seek credit and financial institutions’ ability and desire to fund financing transactions we facilitate. Economic conditions in China are sensitive to global economic conditions. The outbreak of COVID-19 coronavirus has resulted in declines in economic activities in China and other parts of the world and raised concerns about the prospects of the global economy. As of the date of this prospectus supplement, we are unable to assess the full impact of the outbreak on our business, results of operations and financial condition. There have also been concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets. There have also been concerns about the economic effect of the tensions in the relationship between China and the United States. If present Chinese and global economic uncertainties persist, our business partners may suspend their collaboration or reduce their business with us. Adverse economic conditions could also reduce the number of customers seeking to utilize our services. Should any of these situations occur, our transaction volume will decline, and our business and financial conditions will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

S-22

Our ability to protect the confidential information of our customers may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We collect, store and process certain personal and other sensitive data from our customers, which makes it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our operation systems could cause confidential user information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with borrowers and investors could be severely damaged, we could incur significant liability and our business and operations could be adversely affected.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

In connection with the audits of our financial statements for the year ended March 31, 2020, we have identified “material weaknesses” and other control deficiencies including significant deficiencies in our internal control over financial reporting. As defined in the standards established by the Public Company Accounting Oversight Board of the United States (the “PCAOB”), a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified include: (i)insufficient personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; (ii) lack of adequate policies and procedures in internal audit function to ensure that our policies and procedures have been carried out as planned; (iii) lack of appropriate backup and restoration plan; and (iv) failure to establish and perform periodic review and security monitoring of unauthorized access to the financial system.

We have implemented, and continue to implement, measures designed to improve our internal control over financial reporting and remediate the control deficiencies that led to these material weaknesses. We hired Deloitte to help with improvements on our framework of internal controls, including setting up a risk and control matrix, drawing flowcharts of significant transactions, evaluating controls effectiveness and preparing manual of internal control. As of March 31, 2020, we improved the communication to the Board and obtained proper approval for the material transactions and retained an experienced U.S. GAAP consultant to assist us with the financial reporting and complex accounting issues. We also hired an internal audit staff to start our internal audit work. We plan to (i) hire additional accounting staffs with comprehensive knowledge of U.S. GAAP and SEC reporting requirements; (ii) improve our internal audit function, internal control policies and monitoring controls based on the work of our internal audit staff and (iii) improve our system security environment and conducting regular backup plan and penetration testing to ensure the network and information security.

We cannot assure you that the measures we have taken to date, and actions we intend to take in the future, will be sufficient to remediate material weaknesses in our internal control over financial reporting or that they will prevent or avoid potential future material weaknesses. In addition, neither our management nor an independent registered public accounting firm has performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act because no such evaluation has been required. Had we or our independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional material weaknesses may have been identified. If we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, potentially resulting in restatements of our financial statements, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports and applicable Nasdaq listing requirements, investors may lose confidence in our financial reporting, and our share price may decline as a result.

S-23

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. We have 15 software copyrights, eleven trademarks and three trademark applications pending at the PRC Trademark Office. Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industries, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management's time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

S-24

Some aspects of our digital operations include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.

Some aspects of our digital operations include software covered by open source licenses. The terms of various open source licenses have not been interpreted by PRC courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our online and mobile-based channels. If portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies if required so by the license, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our technologies and loan products. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with use of open source software cannot be eliminated, and could adversely affect our business.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

Although we do not currently have any plans to consummate any acquisitions, we may in the future evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our services and better serve our customers. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;
•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;
•	difficulties in retaining, training, motivating and integrating key personnel;
•	diversion of management's time and resources from our normal daily operations;
•	difficulties in successfully incorporating licensed or acquired technology and rights into our business;
•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;
•	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;
•	risks of entering markets in which we have limited or no prior experience;
•	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;
•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;
•	failure to successfully further develop the acquired technology;
•	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;
•	potential disruptions to our ongoing businesses; and
•	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced loan products and services or that any new or enhanced loan products and services, if developed, will achieve market acceptance or prove to be profitable.

S-25

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus supplement. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, driver and automobile management, post-financing management, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve borrowers and investors could diminish, resulting in a material adverse effect to our business.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our customers by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

Certain data and information in this prospectus supplement were obtained from third-party sources and were not independently verified by us.

This prospectus supplement contains certain data and information that we obtained from various government and private entity publications. Statistical data in these publications also include projections based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

S-26

We have not independently verified the data and information contained in such third-party publications and reports. Data and information contained in such third-party publications and reports may be collected using third-party methodologies, which may differ from the data collection methods used by us. In addition, these industry publications and reports generally indicate that the information contained therein was believed to be reliable, but do not guarantee the accuracy and completeness of such information.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

We have limited business insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations other than the accident insurance and commercial liability insurance, which are mandatory, on all the automobiles we purchase for sales or financing. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services.

Our business could also be adversely affected by the effects of COVID-19, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome (“SARS”), or other epidemics. Our business operations could be disrupted if any of our employees is suspected of having COVID-19, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

Risks Related to Our Corporate Structure

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the NPC approved the Foreign Investment Law, which has taken effect on January 1, 2020. Since it is relatively new, uncertainties exist in relation to its interpretation and its implementation rules that are yet to be issued. The PRC Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over Sichuan Senmiao through contractual arrangements will not be deemed as foreign investment in the future.

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The PRC Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list” that is yet to be published. It is unclear whether the “negative list” to be published will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List). The PRC Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over Sichuan Senmiao through contractual arrangements are deemed as foreign investment in the future, and any business of Sichuan Senmiao is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over Sichuan Senmiao may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

We rely on the Voting Agreement with other shareholders of Jinkailong to operate our automobile transaction and related services business, and such Voting Agreement is subject to various risks, the realization of which may impact our ability to control Jinkailong and consolidate its financial statements.

We hold 35% of the equity interest of Jinkailong and control the remaining 65% equity interest through the Voting Agreement with the other four shareholders of Jinkailong. Although we are the largest shareholder and through the Voting Agreement, control the corporate matters of Jinkailong including fundamental corporate transactions, the other shareholders of Jinkailong may breach the Voting Agreement, or act in concert and exert control over Jinkailong through their majority equity ownership, which would have a material adverse effect on our ability to effectively control Jinkailong and receive economic benefits from it.

Under the Voting Agreement, the other shareholders may not dispose of their equity interest in Jinkailong unless the new shareholder agrees to be bound by the Voting Agreement. However, as the Voting Agreement is neither registered with any government authority nor publicly disclosed, a good faith third party purchaser may refuse to recognize the Voting Agreement and become a party to such agreement, which will impact our ability to control Jinkailong. Likewise, if the equity interest of Jinkailong held by other shareholders is sold to any third party in satisfaction of the debt of such shareholders, our ability to enforce our rights under the Voting Agreement may be impaired.

If any of the events occurs, we may not effectively control the operations of Jinkailong and may lose the ability to consolidate the financial statements of Jinkailong under US GAAP, which will materially and adversely affect our results of operations and financial conditions.

If the PRC government deems that the contractual arrangements in relation to Sichuan Senmiao do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership of internet-based businesses, such as distribution of online information, is subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (except e-commerce) and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record in accordance with the Provisions on the Administration of Foreign-invested Telecommunication Enterprises, the Special Administrative Measures for Entrance of Foreign Investment (Negative List) (2018 Version), the Special Administrative Measures for Entrance of Foreign Investment (Negative List) (2019 Version) and the Special Administrative Measures for Entrance of Foreign Investment (Negative List) (2020 Version) (which will come into force on July 23, 2020 and replace the 2019 Version).

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We are a Nevada corporation and our PRC subsidiaries are considered foreign invested enterprises. To comply with PRC laws and regulations, we conduct our operations of Online Lending Services in China through a series of contractual arrangements entered into among Senmiao Consulting, Sichuan Senmiao and the Sichuan Senmiao Shareholders. As a result of these contractual arrangements, we exert control over Sichuan Senmiao and consolidate its operating results in our financial statements under U.S. GAAP.

In the opinion of our PRC counsel, Yuan Tai Law Offices, our current ownership structure, the ownership structure of Senmiao Consulting and Sichuan Senmiao, and the contractual arrangements among Senmiao Consulting, Sichuan Senmiao and the Sichuan Senmiao Shareholders are not in violation of existing PRC laws, rules and regulations; and these contractual arrangements are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect. However, Yuan Tai Law Offices has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If the ownership structure, contractual arrangements and business of our company, Senmiao Consulting or Sichuan Senmiao are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of Senmiao Consulting or Sichuan Senmiao, revoking the business licenses or operating licenses of Senmiao Consulting or Sichuan Senmiao, , discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our public offerings to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of Sichuan Senmiao, and/or our failure to receive economic benefits from Sichuan Senmiao, we may not be able to consolidate its results into our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with Sichuan Senmiao, Jinkailong and their respective equity holders for our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with Sichuan Senmiao, Jinkailong and their respective equity holders to a substantial part of our automobile transaction and related services. These contractual arrangements may not be as effective as direct ownership in providing us with control over Sichuan Senmiao or Jinkailong. For example, Sichuan Senmiao, Jinkailong and their respective equity holders could breach their contractual arrangements with us by, among other things, failing to conduct its operations in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of Sichuan Senmiao or own over 50% equity interest of Jinkailong, we would be able to exercise our rights as an equity holder to effect changes in the board of directors of Sichuan Senmiao or Jinkailong, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by Sichuan Senmiao, Jinkailong and their respective equity holders of their obligations under the contracts to exercise control over Sichuan Senmiao or Jinkailong. The equity holders of Sichuan Senmiao or Jinkailong may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with Sichuan Senmiao or Jinkailong. If any equity holder of Sichuan Senmiao or Jinkailong is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with Sichuan Senmiao or Jinkailong may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

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Any failure by our VIEs or their equity holders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

If our VIEs or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the equity holders of Sichuan Senmiao were to refuse to transfer their equity interest in Sichuan Senmiao to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if the equity holders of Jinkailong refused to perform their obligations under these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over Sichuan Senmiao, and our ability to conduct our business may be negatively affected. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.”

The equity holders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The interests of the equity holders in our VIEs may differ from the interests of our company as a whole. These equity holders may breach, or cause our VIEs to breach, the existing contractual arrangements we have with them and our VIEs, which would have a material adverse effect on our ability to effectively control our VIEs and receive economic benefits from them. For example, the equity holders may be able to cause our agreements with our VIEs to be performed in a manner adverse to us. We cannot assure you that when conflicts of interest arise, any or all of these equity holders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these equity holders and our company, except that we could exercise our purchase option under the exclusive option agreement with the Sichuan Senmiao Shareholders to request them to transfer all of their equity interests in Sichuan Senmiao to a PRC entity or individual designated by us, to the extent permitted by PRC laws or in the case of Jinkailong, the other shareholders of Jinkailong (except one minor shareholder) have committed not to, directly or indirectly, engage in the same business in which the Company engages. If we cannot resolve any conflict of interest or dispute between us and the Sichuan Senmiao Shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to Sichuan Senmiao may be subject to scrutiny by the PRC tax authorities and they may determine that we or Sichuan Senmiao owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The EIT Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm's length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among Senmiao Consulting, Sichuan Senmiao, and Sichuan Senmiao Shareholders were not entered into on an arm's length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust Sichuan Senmiao’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Sichuan Senmiao for PRC tax purposes, which could in turn increase its tax liabilities without reducing Senmiao Consulting's tax expenses. In addition, if Senmiao Consulting requests the Sichuan Senmiao Shareholders to transfer their equity interests in Sichuan Senmiao at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject Senmiao Consulting to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on Sichuan Senmiao for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if Sichuan Senmiao's tax liabilities increase or if it is required to pay late payment fees and other penalties.

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We may lose the ability to use and enjoy assets held by our VIEs that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

Our VIEs hold certain assets that are material to the operation of our business. Under the contractual arrangements, our VIEs may not and its equity holders may not cause it to, in any manner, sell, transfer, mortgage or dispose of its assets or its legal or beneficial interests in the business without our prior consent. However, in the event the equity holders of our VIEs breach the these contractual arrangements and voluntarily liquidate our VIEs, or any of our VIEs declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of our VIEs undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in China

We are required to obtain a value-added telecommunication business certificate and be subject to foreign investment restrictions.

PRC regulations impose sanctions for engaging in Internet information services of a commercial nature without having obtained an ICP certificate. PRC regulations also impose sanctions for engaging in the operation of online data processing and transaction processing without having obtained an online data processing and transaction processing, or ODPTP, certificate (ICP and ODPTP are both sub-sets of value-added telecommunication business certificates). These sanctions include corrective orders and warnings from the PRC communication administration authority, fines and confiscation of illegal gains and, in the case of significant infringements, the websites may be ordered to cease operation. To the extent that the PRC regulatory authorities require such value-added telecommunication certificate to be obtained or set forth rules that impose additional requirements, and we do not obtain such certificate, we may be subject to the sanctions described above.

According to the Provisions on the Administration of Foreign-Invested Telecommunication Enterprises, the ratio of investment by foreign investors in a foreign-invested telecommunication enterprise that engages in the operation of a value-added telecommunication business shall not exceed 50%. Foreign investors are only permitted to invest up to 50% of the registered capital in a foreign-invested telecommunication enterprise that engages in the operation of commercial Internet information services or general online data processing and transaction processing services.

As an exception, Circular 196, which was promulgated on June 19, 2015, provides that foreign investors are permitted to invest up to 100% of the registered capital in a foreign-invested telecommunication enterprise engaging in the operation of online data processing and transaction processing (E-commerce). While Circular 196 permits foreign ownership, in whole or in part, of online data processing and transaction processing businesses (E-commerce), a sub-set of value-added telecommunications services, there is still uncertainty regarding whether foreign investment restrictions may be applied to our business and industry.

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Further, under either circumstance, the largest foreign investor will be required to have a satisfactory business track record and operational experience in the value-added telecommunication business. Any restructuring to meet the requirements may be costly and may involve interruptions to our business. If we are unable to obtain the telecommunication business certificate in a timely fashion, our business may be materially and adversely affected.

Changes in China's economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Substantially all of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China's economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

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We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MIIT, and the MPS). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MIIT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license.

Sichuan Senmiao owns the relevant domain names and as of the date of this prospectus supplement, the website used for our previous P2P online lending services business (which website continues to contains historical information) has not been fully shut down and remains accessible to the public. It is not clear whether our existing online lending website would be deemed as operating value-added telecommunications business. However, if we were deemed to operate telecommunications business without operating licenses, the relevant governmental authority will order us to rectify the noncompliance, confiscate illegal gains and impose a fine equal to three to five times of the illegal gains. If no illegal gains or the illegal gain is less than RMB 50,000, a fine of between RMB 100,000 and RMB 1,000,000 will be imposed. In case of material violation, our business may be suspended and rectification will be carried out.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require Senmiao Consulting to adjust its taxable income under the contractual arrangements it currently has in place with Sichuan Senmiao in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. See “Risk Factors — Risks Related to Our Corporate Structure — Contractual arrangements in relation to Sichuan Senmiao may be subject to scrutiny by the PRC tax authorities and they may determine that we or Sichuan Senmiao owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

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Under PRC laws and regulations, our PRC subsidiaries, as a wholly foreign-owned enterprise in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Our PRC subsidiaries are currently unable to pay us any dividend given their financial condition. If our PRC subsidiaries’ financial condition improves, the above discussed PRC laws will likely limit their ability to pay dividends or make other distributions to us. Such limitations could materially and adversely impact our cash flows and limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC stockholders.”

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of from our public offerings to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to utilize the proceeds from our public offerings to fund our PRC subsidiaries by making loans to or additional capital contributions to our PRC subsidiaries, subject to applicable government registration and approval requirements.

Any loans to our PRC subsidiaries, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by the MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company.

We have financed and expect to continue to finance our PRC subsidiaries by means of capital contributions. These capital contributions must be approved by the MOFCOM or its local counterpart. In addition, SAFE issued a circular in September 2008, SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and unless otherwise provided by law, may not be used for equity investments within the PRC. On July 4, 2014, the SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014 and some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designate areas and such enterprises are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE's approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. On June 9, 2016, SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (“Circular 16”), which became effective simultaneously. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on self-discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purpose beyond its business scope or prohibited by PRC Laws or regulations, while such converted RMB shall not be provide as loans to its non-affiliated entities. As Circular 16 is newly issued and SAFE has not provided detailed guidelines with respect to its interpretation or implementation, it is uncertain how these rules will be interpreted and implemented. Violations of these Circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the net proceeds of our public offerings to fund the establishment of new entities in China by our PRC subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries, or to establish new variable interest entities in the PRC.

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In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future capital contributions or future loans by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our public offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

Substantially all of our revenues and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets and the proceeds from our public offerings. Our reporting currency is the U.S. dollar while the functional currency for our PRC subsidiaries and consolidated variable interest entities is RMB. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China's political and economic conditions and China's foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. However, the People's Bank of China, or the PBOC, regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. During the period between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow range. However, the RMB fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. Since June 2010, the RMB has started to slowly appreciate against the U.S. dollar, though there have been periods when the U.S. dollar has appreciated against the RMB. On August 11, 2015, the PBOC allowed the RMB to depreciate by approximately 2% against the U.S. dollar. It is difficult to predict how long such depreciation of RMB against the U.S. dollar may last and when and how the relationship between the RMB and the U.S. dollar may change again.

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There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our securities in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from our public offerings into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our securities.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, we rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. We have not made adequate employee benefit payments. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

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The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries' ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the SAFE Circular 37 in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our stockholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

To our knowledge, all of our pre-IPO PRC stockholders who are subject to the registration requirements of Circular 37 have completed the required foreign exchange registrations.

In addition, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our stockholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such stockholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries' ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

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If the chops of our PRC subsidiaries and consolidated variable interest entities are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries and consolidated variable interest entities are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who are granted options or other awards under our 2018 Equity Incentive Plan will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries' ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC stockholders.

Under the EIT Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation's general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise's primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

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We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that the Company or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then the Company or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our securities may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC stockholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our securities.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued the Public Notice on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Notice 37, which came into effect on December 1, 2017. According to SAT Notice 37, where the non-resident enterprise fails to declare its tax payable pursuant to Article 39 of the EIT Law, the tax authority may order it to pay its tax due within required time limits, and the non-resident enterprise shall declare and pay its tax payable within such time limits specified by the tax authority. If the non-resident enterprise voluntarily declares and pays its tax payable before the tax authority orders it to do so, it shall be deemed that such enterprise has paid its tax payable in time.

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We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59, Circular 7 or SAT Notice 37, and may be required to expend valuable resources to comply with Circular 59, Circular 7 and SAT Notice 37 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 7 and SAT Notice 37 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the EIT Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59, Circular 7 and SAT Notice 37, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, (ii) in this prospectus supplement, and in particular, the risks discussed below and under the heading “Risk Factors” and (iii) those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with our consolidated financial statements for the fiscal years ended March 31, 2020 and 2019 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 10-K, 10-Q, and 8-K filed with the SEC.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered by this prospectus supplement will be approximately $[ ] million or approximately $[ ] million if the underwriters exercise their over-allotment option in full. We intend to use the net proceeds of this offering for general corporate purposes, including development of our business operating platform and mobile application, new hires, working capital, and general and administrative matters. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities.

The amounts and timing of our actual expenditures will depend on numerous factors including, but not limited to, our business development, financial condition and results of operations, as well as the growth of China's online ride-hailing, automobile financing and automobile leasing industries and the potential impact of the COVID-19 epidemic in China or any recurrence thereof. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes.

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DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2020, was approximately $0.69 million, or $0.024 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2020. After giving effect to the sale of shares of common stock by us in this offering at a price of $        per share, and after deducting the underwriting discount and commissions, and estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $       , or approximately $       per share of common stock, as of March 31, 2020. This represents an immediate increase in net tangible book value of approximately $       per share to existing stockholders and an immediate dilution of approximately $      per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per Share	$
Net tangible book value per share as of March 31, 2020		$0.024
Increase per share attributable to the offering	$
As adjusted net tangible book value per share after this offering	$
Dilution per share to new investors	$

If the underwriters exercise their option in full to purchase an                additional shares of common stock in this offering at the public offering price, our as adjusted net tangible book value per share after the offering would be approximately $       million, or $         per share of common stock, as of March 31, 2020. This represents an increase in net tangible book value of $       per share to existing stockholders and immediate dilution of $       per share to investors purchasing our common stock in this offering at the public offering price.

The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 29,008,818 shares of common stock outstanding as of March 31, 2020, and excludes 1,519,602 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.76 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding warrants to purchase shares of our common stock. The exercise of outstanding warrants having an exercise price less than the offering price will increase dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020, as follows:

•	on an actual basis; and

•	on an as adjusted basis assuming the issuance and sale of shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we file with the SEC from time to time.

	At March 31, 2020
	Actual	As adjusted (Unaudited)

Cash and cash equivalents	$844,027	$
Total liabilities	14,158,361		$14,158,361

Stockholders’ Equity (Deficit):
Preferred stock; $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	-		-

Common stock, $0.0001 par value; 100,000,000 shares authorized; 29,008,818 shares issued and outstanding, actual and	2,901

Additional paid in capital	27,013,137

Accumulated (deficit)	(23,704,863)		(23,704,863)

Accumulated other comprehensive loss	(507,478)		(507,478)

Total stockholders’ equity	$2,803,697	$

The table above assumes no exercise of the underwriter’s option to purchase additional shares of common stock and excludes 1,519,602 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.76 per share as of March 31, 2020.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with The Benchmark Company, LLC and Axiom Capital Management, Inc. as representatives for the underwriters in this offering. Each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of shares of common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Number of shares of common stock
The Benchmark Company, LLC
Axiom Capital Management, Inc.
Total:

The underwriting agreement will provide that the underwriters are obligated to purchase all of the shares of common stock offered by this prospectus, other than those covered by the over-allotment option, if any shares of common stock are purchased. The underwriters are offering the shares when, as and if issued to and accepted by them, subject to a number of conditions. These conditions include, among other things, the requirements that no stop order suspending the effectiveness of the registration statement be in effect and that no proceedings for this purpose have been initiated or threatened by the SEC. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The representatives of the underwriters has advised us that the underwriters propose to offer our shares to the public at the offering price set forth on the cover page of this prospectus and to selected dealers at that price less a concession of not more than $       per share. The underwriters and selected dealers may re-allow a concession to other dealers, including the underwriters, of not more than $       per share. After completion of the public offering of the shares of common stock, the offering price, the concessions to selected dealers and the reallowance to their dealers may be changed by the underwriters.

In connection with the offering, the underwriters or certain of the securities dealers may distribute prospectuses electronically.

Over-allotment Option

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional              shares of common stock on the same terms as the other shares being purchased by the underwriters from us, underwriting discounts and commissions to cover over-allotments, if any. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Underwriters’ Compensation

Except as disclosed in this prospectus, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority, Inc. (“FINRA”), to be underwriting compensation under its rule of fair price.

Discount

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares of common stock to the underwriters at the offering price of $       per share, which represents the public offering price of our shares set forth on the cover page of this prospectus less a 7.0% underwriting discount. With respect to certain investors, we have agreed to sell the shares of common stock to the underwriters at the offering price of $       per share, which represents the public offering price of our shares set forth on the cover page of this prospectus less a 6.0% underwriting discount.

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The following table shows the per share price and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Per Share of Common Stock	Total without Exercise of Over-allotment option	Total with Exercise of Over-allotment option
Public offering price	$	$	$
Underwriting discount (1)	$	$	$
Non-accountable expense allowance (2)	$	$	$
Net proceeds to us	$	$	$

(1)	Represents an underwriting discount of 7.0% of public offering price.
(2)	The non-accountable expense allowance is equal to 1.0% of the gross proceeds of the offering (excluding proceeds from sales of the shares of common stock to certain investors).

Expense

We have agreed to pay a non-accountable expense allowance to the underwriters equal to 1.0% of the gross proceeds received in this offering (excluding proceeds from sales of the shares of common stock to certain investors).

We have also agreed to pay or reimburse the underwriters for certain of the underwriters’ out-of-pocket expenses relating to the offering, including up to $50,000 of the fees and expenses of the underwriters’ outside legal counsel, the underwriters’ actual accountable “road show” expenses for the offering, the costs associated with receiving commemorative mementos and lucite tombstones, and the costs of the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software in connection with the offering, the due diligence fees and expenses of the underwriters. Such actual out-of-pocket expenses shall, in the aggregate, not exceed $100,000. We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $255,000. All fees already paid shall be reimbursable to us to the extent not actually incurred. In the event that the offering is not consummated, we will only be responsible for the out-of-pocket expenses of the underwriters, including their legal fee, of no more than $50,000.

Warrants

Upon the closing of this offering, we have agreed to sell to the underwriters a warrant to purchase up to 5.0% of the number of shares of common stock sold in this offering (or 4% of the number of shares of common stock sold to certain investors). The warrant will be exercisable at an exercise price equal to 125% of the public offering price per share sold pursuant to this offering, subject to standard anti-dilution adjustments for share splits and similar transactions. The warrant will be exercisable beginning on the date that is 180 days from the date of effectiveness of the registration statement, and from time to time thereafter, in whole or in part, during the period ending five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrant is also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). Except as permitted by Rule 5110(g)(1), the underwriters (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate the warrants or the securities underlying the warrants, nor will any, of them engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the option or the underlying securities for a period of 180 days from the date of effectiveness of the registration statement of which this prospectus forms a part or the commencement of sales under this prospectus. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants, other than underwriting commissions incurred and payable by the holders.

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Lock-up Agreements

We have agreed with the underwriters that we will not, without the prior consent of The Benchmark Company, LLC as the representative of the underwriters, directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer, or otherwise dispose of or enter into any transaction which may result in the disposition of any shares of common stock or securities convertible into, exchangeable or exercisable for any shares of common stock (excluding the exercise of certain warrants and or options currently outstanding and exercisable) for a period of 90 days after the date of this prospectus supplement.

Our executive officers and directors have agreed not to offer, sell, dispose of or hedge any shares of our common stock, subject to specified limited exceptions, for 90 days after the date of this offering.

Participation in Future Offerings

Until twelve months from the closing of the offering, the underwriters shall have the right to act as lead or joint-lead investment banker, lead or joint-lead book-runner and/or lead or joint-lead placement agent for each and every future public and private equity and debt offering, including all equity linked financings, for the Company, or any successor to or any subsidiary of the Company on customary terms.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our shares of common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than they are obligated to purchase under the underwriting agreement, creating a short position in our shares of common stock. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price per share the underwriters may bid for, and purchase, shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more than could be covered by the over-allotment option, or a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares in market making transactions, including “passive” market making transactions as described below.

The foregoing transactions may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market or otherwise.

S-47

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on the Nasdaq Capital Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act of 1934. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our shares and or warrants in excess of the highest independent bid price by persons who are not passive market makers; net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our shares during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares of common stock offered.

Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “AIHS.”

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships

The underwriters have informed us that they do not expect to confirm sales of our shares offered by this prospectus to any accounts over which they exercise discretionary authority. Some of the underwriters and their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the shares in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

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LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the years ended March 31, 2020 and 2019 have been so incorporated in reliance upon the report of Friedman LLP, an independent registered public accounting firm, given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	Our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on July 9, 2020; and

●	Our Current Reports on Form 8-K filed with the SEC on July 15, 2020 and August 3, 2020.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus supplement have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

S-49

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Xi Wen, at Senmiao Technology Limited, at 16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu, Sichuan, People's Republic of China. Our telephone number is +86 28 61554399. Information about us is also available at our website at http://www.senmiaotech.com. The information on our website is not a part of, or incorporated in, this prospectus supplement or the accompanying prospectus.

S-50

Prospectus

SENMIAO TECHNOLOGY LIMITED

 $80,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

By this prospectus, we may offer and sell from time to time, in one or more series or classes, up to $80,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants, rights and/or units. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on NASDAQ under the symbol “AIHS.” On March 15, 2019, the closing price for our common stock, as reported on NASDAQ, was $5.32 per share, and the aggregate market value of our outstanding common stock held by non-affiliates (our “public float”), was $75,446,378.00, calculated based on 14,181,650 shares of outstanding common stock held by non-affiliates as of March 15, 2019 and the price per share of $5.32. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period, so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may offer and sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, including on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 8 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $80,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” and “our” refer to Senmiao Technology Limited and its subsidiaries and variable interest entities.

Any trade names, trademarks and service marks of others that are contained in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without ®, TM or similar symbols.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ( the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	the expected growth in China of the credit industry, and marketplace lending in particular;

•	the growth in China of disposable household income and the availability and cost of credit to finance car purchases;

•	the growth in China of the automobile and automobile financing and leasing industries;

•	taxes and other incentives or disincentives related to car purchases and ownership;

•	fluctuations in the sales and prices of new and used cars and consumer acceptance of financing car purchases;

•	ride-hailing, transportation networks, and other fundamental changes in transportation patterns;

•	our expectations regarding demand for and market acceptance of our products and services;

•	our expectations regarding our customer base;

•	our plans to invest in our automobile transaction and financing services business;

•	our relationships with our business partners;

•	competition in our industries; and

•	relevant government policies and regulations relating to our industries.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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PROSPECTUS SUMMARY

Overview

We are a provider of financial and transaction services in the People’s Republic of China (“PRC” or “China”) and principally operate in two business segments: online peer-to-peer (“P2P”) lending and automobile transaction and financing services. We conduct our online P2P lending business through an online lending platform operated by our variable interest entity (“VIE”), Sichuan Senmiao Ronglian Technology Co., Ltd. (“Sichuan Senmiao”), which facilitates loan transactions between Chinese investors and Chinese individual and small-to-medium-sized enterprise (“SME”) borrowers. Additionally, we provide automobile transaction and financing services primarily to ride-hailing drivers through our majority-owned subsidiary, Hunan Ruixi Financial Leasing Co., Ltd. (“Hunan Ruixi”), a PRC limited liability company, and its VIE, Sichuan Jinkailong Automobile Leasing Co., Ltd. (“Jinkailong”).

Our Online Lending Services

We offer quick and easy access to credit for borrowers and attractive investment returns for investors through our online lending platform, which was acquired in September 2016 and had been in operation for two years prior to our acquisition. Since that acquisition and through December 31, 2018, we have facilitated loan transactions in an aggregate amount of over RMB687 million (approximately US$103 million). As of December 31, 2018, we had an aggregate of 40,133 registered users of our platform, and a total of 3,239 investors and 2,694 borrowers had participated in loan transactions through our platform. We currently conduct our online P2P lending business exclusively in China, and all of our investors and borrowers are located in China.

We facilitate direct loan transactions between investors and borrowers in China. We offer six types of products to individual and small-to-medium-size enterprise borrowers based on their usage of their loan proceeds. Our revenues from online lending services are primarily generated from fees charged for our services in matching investors with borrowers. We charge borrowers transaction fees for the work we perform through our platform and charge our investors service fees on their actual investment returns. The interest rates of the loans facilitated through our platform range from 7.68% to 10.80% per annum.

We charge borrowers transaction fees based on their loan amounts. The transaction fees charged to borrowers range from 0.19% to 3.00% and are paid (i) for loans accruing interest on a monthly basis, upon disbursement of the loan proceeds and (ii) for loans accruing interest on a daily basis, upon full repayment of principal and interest. We also charge our investors a service fee of 8.00% of their actual investment returns, and collect the fee when the investors receive their interest payments. Our interest rates, transaction fees, service fees and other charges are all disclosed to the users of our platform.

We acquire our borrowers mainly through referrals from customers and business partners. We attract investors from a variety of channels, including the internet, our mobile applications and promotion and marketing events, as well as from referrals from our business partners.

Our Automobile Transaction and Financing Services

Through Hunan Ruixi and Jinkailong, we facilitate automobile purchase transactions among automobile dealers, our cooperative third party sales teams and the automobile purchasers, who are primarily ride-hailing drivers. We provide sales venue and vehicle sourcing for transactions. We charge the dealers, third party sales teams and automobile purchasers a facilitation fee based on the type of vehicle and individual negotiations, and generally charge no more than $2,100 per automobile.

We also provide a series of services for purchasers throughout the automobile purchase transaction process, including the registration of license plates and the securing of permits from relevant government authorities, insurance facilitation and assistance with applications to financial institutions to finance the purchase. Our service fees are based on the total quoted price of the automobiles, the specific services provided, our expenses for providing these services and other factors. Our service fees have ranged from $243 to $2,261 per automobile.

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We have established collaborations with a number of financial institutions, including commercial banks and financial leasing companies, as well as online peer-to-peer lending platforms, which finance the purchase of the automobiles by our purchasers through financing leasing agreements or loan agreements (“Financing Agreements”). We have facilitated 52 new automobile purchases with a total transaction amount of approximately $0.75 million (RMB5.0 million) (including purchase prices and related expenses) during the period from November 22, 2018, when Hunan Ruixi was acquired, to December 31, 2018. We prepay the purchase price and expenses on behalf of the automobile purchasers when we provide purchase services and collect for our advance payments and relevant services from the proceeds disbursed by the financial institutions upon the closing of the financing and/or when monthly installment payments are made by purchasers during the term of the Financing Agreements.

Both Jinkailong and Ruixi have established cooperative relationships with Didi Chuxing Technology Co., Ltd. (“Didi Chuxing”), a major transportation network company in China, pursuant to which they provide vehicle leasing and financing, insurance facilitation, affiliated vehicle management and other services for the large and rapidly expanding fleets of Didi Chuxing in Chengdu, Sichuan province and Changsha city, Hunan province, respectively. Our relationship with Didi Chuxing is crucial to our business as it enables us to attract more automobile purchasers who are interested in working as Didi Chuxing drivers and becoming affiliated with us.

A majority of our customers are ride-hailing drivers of Didi Chuxing. As required by Didi Chuxing, all automobiles used for ride-hailing services through Didi Chuxing’s platform must be affiliated with qualified management companies. Our automobile purchasers who are Didi Chuxing drivers typically become affiliated with us through affiliation agreements pursuant to which we, as a qualified management company, provide them post-transaction management services during the affiliation period, which is usually the same as the term of the Financing Agreements. Our post-transaction management services include, but are not limited to, providing guarantees for the drivers’ obligations under the Financing Agreements, including principal and interest, and assisting the drivers with the paperwork required by the ride-hailing service platforms. Our management and guarantee fees are based on the costs of our services and the results of our preliminary credit assessments of the automobile purchasers. Our fees average $995 per automobile for the affiliation period and are paid by the affiliated drivers on a monthly basis during the affiliation period. As at December 31, 2018, the maximum contingent liabilities we were exposed to assuming all the automobile purchasers were to default was $9,784,719.

We acquire customers for our automobile transaction and financing services through a network of third-party sales teams and our own efforts, including online advertising and billboard advertising. As of the date hereof, we have serviced over 1,110 automobile transactions, including over 760 ride-hailing service cars.

We had net losses of 9,858,972, $596,645 and $2,488,661 in the fiscal years ended March 31, 2018 and 2017 and the nine months ended December 31, 2018, respectively.

Latest P2P Lending Regulatory Developments in China

In December 2018, relevant PRC governmental authorities issued Circular on the Classification and Disposal of Risks of Online Lending Institutions and Risk Prevention (“Circular 175”). According to Circular 175, except for large-scale peer-to-peer direct lending marketplaces that are strictly in compliance with all relevant laws and regulations and have not demonstrated any high-risk characteristics, which are generally referred to as Normal Marketplaces, other marketplaces, including shell companies with no substantive operations, small-scale marketplaces, marketplaces with high risks and marketplaces that are unable to repay investors or otherwise unable to operate their businesses, shall exit the peer-to-peer lending industry or cease operation. In addition, Normal Marketplaces shall cease operating those businesses that are not in compliance with laws and regulations. Circular 175 also encourages certain Normal Marketplaces to convert into other types of online financing institutions, such as online small loan companies or loan facilitation platforms. Circular 175 provides that the definition of “small-scale marketplaces” shall be determined by each province, taking into consideration a marketplace’s aggregate outstanding loan balance, number of lenders and other factors. There is no guidance as to the definition of “small-scale marketplaces” in Sichuan province as of the date hereof. If our online P2P lending platform were to be considered a small-scale marketplace under Circular 175 as determined by Sichuan province, we may have to cease our online lending services or convert into other types of online financing institutions. See “Item 1A. Risk Factors – Risks Related to our Online Lending Services – The laws and regulations governing online marketplace lending industry in China are developing and evolving and subject to changes. We may have to cease the operations of our online lending platform or convert our online lending service business to other types of online financing business if we were deemed a ‘small-scale marketplace’ under Circular 175.” in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, which risk factor is incorporated herein by reference.

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Securities We May Offer

We may offer and sell from time to time up to an aggregate of $80,000,000 of any of, or units comprised of, or other combinations of, the following securities:

Common Stock. We may issue shares of our common stock. Holders of common stock are entitled to receive dividends ratably if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock or other securities with dividend rights senior to our common stock. Holders of common stock are entitled to one vote per share. Holders of common stock have no cumulative voting rights in the election of directors.

Preferred Stock. We may issue shares of our preferred stock in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Debt Securities. We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our common stock. We may issue debt securities separately or together with, upon conversion of or in exchange for other securities. It is likely that any debt securities issued will not be issued under an indenture.

Warrants. We may issue warrants to purchase shares of common stock or preferred stock or debt securities. We may issue warrants independently or together with other securities. Warrants sold with other securities as a unit may be attached to or separate or separable from the other securities for trading purposes. To the extent any warrants are publicly tradable, we will issue them under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Rights. We may issue rights to purchase shares of common stock or preferred stock or debt securities. We may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate or separable from the other securities for trading purposes and may be (but shall not be required to be) publicly listed securities.

Units. We may issue units comprised of one or more of the other securities described herein, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Prospectus Supplement

We will describe the terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. Such prospectus supplement will contain, among other pertinent information, the following information about the offered securities:

•	title and amount;
•	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;
•	any market listing and trading symbol;
•	names of lead or managing underwriters or agents and description of underwriting or agency arrangements;
•	the specific terms of the offered securities; and
•	a description of the method and terms of the offering.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

Company Information

We were incorporated in the State of Nevada on June 8, 2017. Our principal executive offices are located at 16F, Building A, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, China 610000, and our telephone number is +86 28 61554399. Our website address is http://www.senmiaotech.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

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RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions underlying an investment in our securities under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as amended and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, which discussions are incorporated herein by reference. See the section entitled “Where You Can Find More Information” for an explanation of how you can get copies of these reports.

Investing in our securities involves a high degree of risk. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. Additional risks not currently known to us or that we currently believe are immaterial may also significantly impair our business, financial condition and results of operations and the trading price of our securities.

Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include automobile purchases, the costs of providing leasing and other automobile transaction services, including financial leasing, costs of developing other types of financing businesses, investments in other entities, costs of technology development, costs of new hires, capital expenditures, funding for working capital and the costs of operating as a public company. Management will retain broad discretion over the allocation of net proceeds.

We may seek to extend portions of the net proceeds from the sale of any securities offered under this prospectus to our subsidiaries. In using such proceeds, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our subsidiaries only through loans or capital contributions and to our variable interest entities only through loans, subject to registration with government authorities and limits on the amount of loans and capital contributions. Subject to satisfaction of the applicable government registration requirements, we may extend inter-company loans to our subsidiaries or make additional capital contributions to our subsidiaries to fund their capital expenditures or working capital. If we provide funding to our subsidiaries through loans, the total amount of such loans may not exceed the difference between the entities’ total investments as registered with the foreign investment authorities and their registered capital. Also, such loans must be registered with the PRC State Administration of Foreign Exchange or its local branches. The aggregated registered capital of our subsidiaries is approximately $12.2 million. As of the date of this prospectus, we have made total capital contributions of approximately $6.3 million to our subsidiaries.

We cannot assure you that we will be able to obtain government registrations or approvals for loans or capital contributions to our subsidiaries on a timely basis, if at all. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as amended, which risk factor is incorporated herein by reference.

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DESCRIPTION OF CAPITAL STOCK AND OTHER SECURITIES WE MAY OFFER

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus is a part) and other securities we may offer does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, as they may be amended from time to time, any certificates of designations through which we may establish the terms and conditions of particular series of preferred stock, other documents governing the terms and conditions of particular securities and applicable provisions of Nevada law.

As of the date of this prospectus, we are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 25,945,255 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding, and our shares of common stock outstanding were held of record by approximately 12 shareholders. These figures do not include securities that may be issued: (i) pursuant to outstanding warrants to purchase shares of our common stock, or (ii) pursuant to our 2018 Equity Incentive Plan.

We may issue secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities. We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock, the rights and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote of our stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our articles of incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no current plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

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•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will accumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock on any securities exchange;

•	any material United States federal income tax considerations applicable to the preferred stock being offered;

•	any preemptive rights;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

This summary of any preferred stock offered is not complete. For the terms of a particular series of preferred stock, you should refer to the prospectus supplement for that series and the certificate of designations, if any, for that particular series.

Debt Securities

As used in this prospectus, the term “debt securities” means any debentures, notes, bonds and other evidences of indebtedness that we may issue under this prospectus, as supplemented, from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible or exchangeable debt securities. Debt securities may be issued under an indenture (“Indenture”) entered into between us and a trustee to be named therein. Convertible or exchangeable debt securities may not be issued under an Indenture.

The form of Indenture, if any, relevant to a particular offering will be filed as exhibits to amendments to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indenture and the debt securities will be summaries thereof, will not be complete and will be subject and qualified in their entirety by reference to all of the provisions of the Indenture (and any amendments or supplements we may enter into from time to time which are permitted under the Indenture) and the debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

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Should particular debt securities evidence unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness, or an event of default under a loan agreement relating to indebtedness of ours or our subsidiaries, the holders of secured indebtedness, if any, would be entitled to receive payments on their indebtedness prior to payments being made to the holders of the unsecured indebtedness.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest if other than 360-day year or twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

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•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions may apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•	any material United States federal income tax considerations applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplement, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indenture, by depositing money or U.S. government obligations with the trustee of the Indenture;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

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•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and any material United States federal income tax considerations.

This summary of any debt securities offered is not complete. For the terms of particular debt securities, you should refer to the prospectus supplement for those securities and the Indenture, if any, for those securities.

Warrants

In connection with our initial public offering, we issued to our underwriter warrants to purchase an aggregate of 337,940 shares of common stock. The underwriter’s warrants have a term of five-year and entitle the holder to purchase one share of our common stock at the price of $4.80 per share. The warrants are not exercisable for a period of 180 days from March 16, 2018. As of the date of this prospectus, the underwriter has not exercised any warrant.

We may issue warrants for the purchase of our common stock, preferred stock, debt securities, rights or units, or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock, debt securities, rights or units and may be attached to or separate or separable from any offered securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of any warrants offered is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants, the form of warrant and the form of warrant agreement, if any, for that particular series.

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Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent. We will name such agent in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any material United States federal income tax considerations; and
•	any other terms of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

This summary of any rights offered is not complete. For the terms of particular rights, you should refer to the prospectus supplement for those rights, the form of rights certificate and the form of rights agreement, if any, for those rights.

Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, rights and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If we issue units, they may be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. If we issue units, the forms of unit certificate and unit agreement, if any, relating to such units will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, or at any time before a specified date, or at any time. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	any material United States federal income tax considerations;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

This summary of any units offered is not complete. For the terms of particular units, you should refer to the prospectus supplement for those units, the form of unit certificate and the form of unit agreement, if any, for those units.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our common stock is listed on NASDAQ under the trading symbol “AIHS.”

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, privately negotiated transactions, block trades, ordinary brokerage transactions, through the writing of options (listed or unlisted), in “at the market” offerings, using a combination of these methods or using any other method or methods permitted under applicable law. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of each separate offering of securities, including, to the extent applicable:

•	the terms of the offering;
•	the name or names of the underwriters, if any;
•	the purchase price or prices of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price or prices;
•	any discounts or concessions allowed or re-allowed or paid to dealers;
•	any delayed delivery requirements; and
•	any securities exchange or market on which the securities may be listed or traded.

Only underwriters or agents named in a prospectus supplement will be underwriters or agents in respect of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. In most or all circumstances, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriters, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers from certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the terms and conditions in these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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We may make sales through the Internet or through other electronic means. If we elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, using the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, we will describe the system being used in the prospectus supplement. Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Many other pricing methods can and may also be used. Upon completion of such an electronic auction process, securities would be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may have to make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will represent new classes or series of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing or short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of an over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would otherwise be. If commenced, these activities may be discontinued at any time.

Any underwriters or agents that are qualified market makers on NASDAQ may engage in passive market making transactions in the common stock on NASDAQ in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer in a transaction subject to such guidelines may not exceed specified limits determined by FINRA.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a more specific plan of distribution.

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LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ellenoff Grossman & Schole LLP, 1345 Avenue of Americas, 11th Floor, New York, NY 10105. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the years ended March 31, 2018 and 2017, as amended, have been so incorporated in reliance upon the reports of Friedman LLP and ZH CPA, LLC (formerly ZH CPA LLP), respectively, each an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in this prospectus or incorporated by reference concerning the contents of a contract or document filed as an exhibit is qualified in all respects by the contents of the filed exhibit.

We file our registration statements, as well as periodic reports, proxy and information statements and other information, with the SEC. Our registration statements, periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room and on the SEC’s website at http://www.sec.gov, where the SEC maintains a collection of registration statements, periodic reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the reports and other documents we file with it, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated into this prospectus by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference into this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the related offering, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, except as to any portion of any future report or other document that is not deemed filed under such provisions:

•	our Annual Report on Form 10-K for the year ended March 31, 2018, as filed with the SEC on June 29, 2018 and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended March 31, 2018, filed with the SEC on March 19, 2019;
•	our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended December 31, 2018, September 30, 2018 and June 30, 2018, as filed with the SEC on February 19, 2019, November 14, 2018 and August 14, 2018, respectively;
•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 28, 2018;
•	our Current Reports on Form 8-K filed with the SEC on November 28, 2018, November 13, 2018, September 20, 2018, August 3, 2018, April 20, 2018, April 12, 2018 and April 10, 2018;
•	the description of our securities contained in Amendment No. 7 to the Company’s Registration Statement on Form S-1 filed on March 14, 2018; and

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•	any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the related offering, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, except as to any portion of any future report or other document that is not deemed filed under such provisions.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including any exhibits to those documents. You should direct any requests for documents to us at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000, telephone: +86 28 61554399.

You also may access these filings on our website at http://www.senmiaotech.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in a later-filed document that is incorporated or deemed to be incorporated by reference modifies, supersedes or replaces such statement.

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SENMIAO TECHNOLOGY LIMITED

                         Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

The Benchmark Company	Axiom Capital Management, Inc.

The date of this prospectus supplement is August      , 2020